   CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE
     CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY [***]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND
                              EXCHANGE COMMISSION.

                             ENGINE LEASE AGREEMENT


                            DATED September 11, 1997


                                      AMONG


                           RRPF ENGINE LEASING LIMITED

                                       and

                           MIDWAY AIRLINES CORPORATION

                       Rolls-Royce Tay 650-15 Spare Engine

                     Manufacturer's Serial Number [*     *]

                                      INDEX

Clause                                                                      Page
No.           Heading                                                        No.
--------------------------------------------------------------------------------

1.           DEFINITIONS..................................................   1

2.           REPRESENTATIONS AND WARRANTIES...............................   8

3.           CONDITIONS PRECEDENT.........................................  10

4.           LEASE, AND LEASE PERIOD AND PURCHASE OPTION..................  12

5.           DELIVERY.....................................................  13

6.           EXCLUSION CLAUSE.............................................  15

7.           MANUFACTURER'S WARRANTIES....................................  16

8.           PAYMENTS.....................................................  17

9.           GENERAL TAX INDEMNITY........................................  20

10.          LESSOR'S SECURITY INTERESTS; QUIET ENJOYMENT.................  25

11.          CORPORATE UNDERTAKINGS.......................................  25

12.          OPERATIONAL UNDERTAKINGS.....................................  26

13.          INSURANCE....................................................  36

14.          TOTAL LOSS...................................................  42

15.          REQUISITION FOR HIRE.........................................  44

16.          INDEMNITY....................................................  45

17.          TERMINATION BY LESSOR........................................  47

18.          TERMINATION PAYMENTS.........................................  50

19.          REDELIVERY...................................................  51

20.          MISCELLANEOUS................................................  53

SCHEDULE 1   THE ENGINE...................................................  57

SCHEDULE 2A  FORM OF LEGAL OPINION OF FULLBRIGHT & JAWORSKI,
             SPECIAL COUNSEL TO LESSEE....................................  58

SCHEDULE 2B  FORM OF LEGAL OPINION OF LESSEE'S LEGAL DEPARTMENT...........  62

SCHEDULE 2C  FORM OF LEGAL OPINION OF DAUGHERTY, FOWLER , SPECIAL
             AND PEREGRIN, COUNSEL TO LESSEE..............................  64

SCHEDULE 3   ACCEPTANCE CERTIFICATE.......................................  66

SCHEDULE 4   TERMS OF SALE................................................  67

SCHEDULE 5   ASSUMED RENT AND RENTAL ADJUSTMENT FACTOR....................  68

SCHEDULE 6   STIPULATED LOSS VALUE........................................  69

SIGNATORIES ..............................................................  71

                             ENGINE LEASE AGREEMENT

LEASE AGREEMENT made on the September 11, 1997, among RRPF ENGINE LEASING LIMITED whose registered office is at 65 Buckingham Gate, London SW1E 6AT ("Lessor"); and MIDWAY AIRLINES CORPORATION whose office is at 300 W. Morgan Street, Suite 1200, Durham, NC 27701 USA ("Lessee").

WHEREBY IT IS AGREED as follows:

1.    DEFINITIONS

      1.1   In this Agreement:

            "Acceptance Certificate" means the Acceptance Certificate in the form set out in Schedule 3 which is to be signed by the Lessee in accordance with Clause 5.1 (Delivery);

            "Agent" means such institution or institutions as may from time to time advise the Lessee;

            "Aircraft" means the aircraft upon which the Engine or any Part is installed from time to time;

            "Approved Air Operator" means an air operator of good repute approved in writing by Lessor, such approval not to be unreasonably withheld;

            "Approved Broker" "Approved Underwriter" each have the meaning set out in Clause 13.1 (Insurance Definitions);

            "Assumed LIBOR" means [***] per annum;

            "Assumed Rent" means the amount set forth on Schedule 5.1 or 5.2, as the case may be, as Assumed Rent, as adjusted on the Delivery Date in accordance with the provisions of Schedule 5;

            "Aviation Authority" means the Aviation Authority of the State of Registration and all authorities, government departments, committees or agencies which under the laws of the State of Registration may from time to time:

            (a) have control or supervision of civil aviation in the State of Registration; or

            (b) have jurisdiction over the registration, airworthiness or operation of, or other matters relating to, the Engine;

            "Banks" means such financial institutions which from time to time may finance the Engine for Lessor and/or for whose benefit security over, or rights relating to, the Engine and/or this Agreement may be granted by Lessor or at Lessor's request;

            "Base List Price" means the list price for the Engine quoted by the Engine Manufacturer, as escalated by the Engine Manufacturer to the Delivery Date

            "Borrowings" means:

            (a)   moneys borrowed or raised and interest thereon;

            (b) any liability for rentals, interest, termination sums or other payments under finance leases and operating leases;

            (c) any liability under any debenture, note or other security or under acceptance credit facilities; or

            (d) any liability in respect of an installment payment due in connection with the conditional sale or credit sale agreement for the acquisition cost of assets to the extent payable after the time of acquisition or possession thereof by the party liable;

            "Business Day", when used in relation to LIBOR, means any day, other than a Saturday or Sunday, on which commercial banks in London are open for business and quoting rates for Dollar deposits, and otherwise means a day, other than a Saturday or Sunday on which business of the kind contemplated by this Agreement is carried on in England and the State of Registration or, where used in relation to a payment, which is also a day on which banks are open for business in the place of payment;

            "Compulsory Acquisition" includes requisition of the Engine for title, other compulsory acquisition of the Engine (otherwise than by requisition for use or hire not involving requisition of title and not otherwise a Total Loss), condemnation, seizure, capture, nationalization, appropriation, expropriation, detention, deprivation or confiscation for any reason of the Engine by any governmental authority (whether civil, military or de facto);

            "CRAF" has the meaning given that term in Clause 12.12(a) (Subleasing and Repairs);

            "Cycle" means one take-off and landing by the Aircraft to which the Engine is attached;

            "Damage Notification Threshold" means US$250,000;

            "Default Rate" means the rate of interest referred to in Clause 8.6 (Default Interest);

            "Delivery" means the tendering for delivery of the Engine by Lessor to the Lessee under this Agreement.

            "Delivery Date" means the date on which delivery takes place;

            "Deposit" means the amount set out in Clause 8.1;

            "Dollars" and "$" means the lawful currency of the United States of America;

            "Engine" means

            (a) Rolls-Royce plc model Tay 650-15 Spare Engine, having manufacturers' serial number as notified by the Engine Manufacturer to Lessor and Lessee and specified in the Acceptance Certificate to be delivered by Lessee pursuant to Clause 5.1(b), as more particularly described in Schedule 1 hereto together with all Parts installed thereon at Delivery and includes, where the context admits, the Technical Documents and the transportation stand; and

            (b) all substituted, renewed and replacement parts at any time installed thereon,

            "Engine Management Programme" means the latest issue of the Management Programme for the Tay 650-15 Spare Engine agreed between the Engine Manufacturer and Lessee and all service bulletins issued by the Engine Manufacturer with a compliance category of 2A or higher;

            "Engine Manufacturer" means Rolls-Royce plc;

            "Engine Manual" means the latest issue by the Engine Manufacturer of the Tay 650-15 Engine Manual

            "Excluded Withholdings" means any Tax collectible by means of a withholding to the extent that such Taxes would not have been imposed on Lessee but for the failure of any Tax Indemnitee to comply with any of the provisions of this Agreement;

            "FAA" means the Federal Aviation Administration of the United States of America and any successor thereof;

            "Flight Hour" means each hour or part thereof elapsing from the moment the Aircraft takes off to the moment it touches down;

            "Force Majeure" means delay due to or arising out of acts of God or public enemy, war, civil war, insurrection or riot, fire, flood, explosion, earthquake, act of government, governmental priority or regulation affecting directly or indirectly the Engine and/or the Aircraft, or Lessor or any facilities or labor dispute causing cessation, slowdown or interruption of work, inability after best endeavors to procure equipment, data or materials from suppliers, or any other cause to the extent that such cause is beyond the control of Lessor;

            "Indemnitee" means each of Lessor and its permitted assigns, the Security Trustee, the Agent, each of the Banks, and each of their respective affiliates, directors, officers, agents, servants and employees (but excluding, in any event the Engine Manufacturer and any vendor, subcontractor or supplier thereof with respect to claims made against them in such capacity);

            "Indemnifiable Taxes" has the meaning set out in Clause 9 (General Tax Indemnity);

            "Insurances" means all contracts and policies of insurance which are from time to time required to be taken out or effected in respect of the Engine pursuant to Clause 13 (Insurance);

            "Insurers" has the meaning set out in Clause 13.1 (Insurance Definitions);

            "Lease Period" means the period from the Delivery Date, until the Term Date or the date of any earlier termination pursuant to this Agreement;

            "Lessor's Security Interest" means any Security Interest created by or attributable to the Lessor, the Security Trustee, the Agent and/or the Banks other than the rights of Lessor under this Agreement;

            "Liability Insurances" has the meaning set out in Clause 13.1 (Insurance Definitions);

            "LIBOR" means the number which is the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 of one per cent.) of the rates of interest per annum appearing on the Reuters Screen "LIBO" page at or about 11.00 a.m. (London time) on the Quotation Date for the offering by leading banks in the London interbank market of Dollar deposits on the second Business Day following such day for a period of six months;

            "Loss Proceeds" has the meaning set out in Clause 14.1 (Total Loss Definitions);

            "Maintenance Manual" means the latest issue of the Fokker 100 Aircraft Maintenance Manual;

            "Maintenance Programme" means a maintenance programme for the Engine approved by the Aviation Authority;

            "Part" means (except as otherwise provided herein):

            (a)   any of the parts installed on the Engine at Delivery;

            (b) any part with which the Lessee replaces a Part pursuant to this Agreement and which becomes or should have become the property of Lessor;

            (c) any part, wherever located, which has been removed from the Engine but which has not been replaced by a part which becomes the property of Lessor in accordance with the provisions of this Agreement; and

            (d) any part installed on the Engine pursuant to Clause 12.16 (Modifications), but excluding any replacement parts;

            "Permitted Lien" means:

            (a) any Security Interest for Taxes either not assessed or, if assessed, not yet due and payable or being contested in good faith by appropriate proceedings; or

            (b) any Security Interest of a materialman, mechanic, worker, employee, repairer, carrier, hangar keeper or other similar Security Interest arising in the ordinary course of business or by operation of law in respect of any obligation which is being contested in good faith by appropriate proceedings.

                  provided that (in the case of both (a) and (b)):

                  (i) adequate reserves have been provided by the Lessee for the payment of such Taxes and obligations, and

                  (ii) such proceedings, or the continued existence of such Security Interest is held, or any interest in such asset, being sold, forfeited or otherwise lost; or

            (c)   any Lessor's Security Interest; and

            (d) the rights of the parties under this Agreement and the right of others to the extent permitted under this Agreement.

            "Potential Termination Event" means any event which, with the giving of notice or lapse of time, determination of materiality or fulfillment of any other condition, might constitute a Termination Event;

            "Property Damage" has the meaning set out in Clause 13.1 (Insurance Definitions);

            "Purchase Option" means the option set out in Clause 4.2

            "Quotation Date" means the day two (2) Business Days before each Rental Adjustment Date;

            "Rent" means all amounts payable under Clause 8.2 (Payments);

            "Rent Date" means the 11th day of each calendar month following the Delivery Date during the Lease Period;

            "Rental Adjustment Date" has the meaning set out in Clause 8.2(b) (Rental Adjustment);

            "Required Amount" has the meaning set out in Clause 13.1 (Insurance Definitions);

            "Required Liability Amount" has the meaning set out in Clause 13.1 (Insurance Definitions);

            "Scheduled Delivery Date" means 15 February 1998;

            "Security Interest" includes any mortgage, charge, pledge, encumbrance, lien, right of set-off, assignment, hypothecation, title retention, preferential right or trust arrangement or other security interest or arrangement or agreement the effect of which is the creation of security howsoever created or arising;

            "Security Trustee" means such institution or institutions as Lessor shall from time to time advise Lessee;

            "State of Registration" means the United States of America or if the Engine is sub-leased under Clause 12.12 such other country in which registration of the Aircraft has been effected;

            "Stipulated Loss Value" means the amount stated in Schedule 6 opposite the Rent Date specified;

            "Sub-lessee" means any sub-lessee permitted under Clause 12.12 (Subleasing and Repairs);

            "Subsidiary" means an entity from time to time of which the Lessee owns directly or indirectly more than 50 per cent of the voting share capital or similar right of ownership;

            "Tax Indemnitee" means Lessor and its permitted assigns, the Security Trustee, the Agent, each of the Banks, and each of their respective affiliates, directors, officers, agents, servants and employees (but excluding, in any event the Engine Manufacturer and any vendor, subcontractor or supplier thereof with respect to Taxes imposed upon them in such capacity);

            "Taxes" includes all present and future income, turnover, sales, value added, license, registration, stamp, documentary and other taxes, levies, duties, imposts, deductions, fees, charges, compulsory loans and withholdings of whatever nature together with interest thereon and penalties and additions to tax with respect thereto, if any, and any payments made on or in respect thereof and

            "Taxation" will be construed accordingly;

            "Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof;

            "Technical Documents" means all manuals, logs, technical records, technical data and other materials and documents (whether kept or to be kept in compliance with any regulation of the Aviation Authority, Maintenance Programme or otherwise), whether in documentary form or not relating to the Engine or any Part including, without limitation, the following:

            (i)   all mandatory orders or directives compliance records;

            (ii) all service bulletin compliance records, module cards and details of the time since new, cycles since new, time since overhaul, cycles since overhaul records in respect of each module;

            (iii) log book;

            (iv) performance data in accordance with the specifications set out in the latest issue of the Aircraft maintenance manual; and

            (v) all manufacturer's concessions including Rolls-Royce Technical Variances.

            "Term Date" means, the day immediately preceding the numerically corresponding date falling 7 years after the Delivery Date;

            "Termination Event" means any event listed in Clause 17.1 (Termination Events);

            "Termination Sum" means such amount as is due from the Lessee to Lessor in accordance with the terms of Clause 18.1 (Termination Payments due on termination of Lease Period);

            "Total Loss" has the meaning set out in Clause 14.1 (Total Loss Definitions);

            "Total Loss Date" has the meaning set out in Clause 14.1 (Total Loss Definitions);

            "Total Loss Payment Date" has the meaning set out in Clause 14.1 (Total Loss Definitions);

            "U.S.-U.K. Treaty" means The Convention Between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and Prevention of Fiscal Evasion With Respect to Taxes on Income and Capital Gains, dated March 25, 1980;

      1.2 unless the context otherwise indicates, any reference in this Agreement to:

            "part" means, in respect of the Engine, any module, any component, instrument, accessory, reverser, nacelle, equipment or other item or equipment of any kind whether similar to any of the foregoing or not;

            a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal existence) of two or more of the foregoing;

            a "regulation", includes any present or future directive, regulation request, requirement or voluntary credit restraint programme but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom it is addressed;

            any "agreement", "license" or other instrument includes any agreement, license or other instrument as varied, novated or replaced from time to time (but without prejudice to any restrictions on such variation, novation or replacement);

            reference to a party hereunder or other person also includes a reference to its predecessors in interest and its successors and permitted assigns;

            a Clause or Schedule is a reference to a clause of or a schedule to this Agreement; and

            a word importing the singular number includes the plural and vice versa.

            each of the "Agent", "Bank", "Banks" or "Security Trustee" (or any combination of the foregoing) at any time after Lessor has advised Lessee that there is no such relevant institution or institutions, will be construed as being references to "Lessor" until such time as Lessor may, in accordance with this Agreement, advise Lessee to the contrary.

      1.3 Headings in this Agreement are for ease of reference only and will not affect the interpretation of this Agreement.

2.    REPRESENTATIONS AND WARRANTIES

      2.1 Representations and Warranties. The Lessee represents and warrants to the Lessor that:

            (a) Status. The Lessee is a corporation duly organized and validly existing under the laws of the State of Delaware, possessing perpetual corporate existence and the capacity to sue or be sued in its own name and the Lessee has the power to own its property and assets and carry on its business as it is now being conducted and is the holder of all certificates, licenses and permissions required for the use and operation of the Engine and/or the Aircraft;

            (b) Power and authority. The Lessee has the power to enter into and perform and has taken all necessary action to authorize the entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement;

            (c) Legal validity. This Agreement constitutes legal, valid and binding obligations of the Lessee enforceable in accordance with its terms and would be so treated in the courts of the State of Registration, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity;

            (d) Non-conflict with laws. The entry into and performance of this Agreement and the transactions contemplated by this Agreement do not and will not conflict with:

                  (i)   any law or regulation or any official or judicial order;
                        or

                  (ii) the certificate of incorporation or bylaws of the Lessee; or

                  (iii) any agreement or document to which the Lessee is a party or which is binding upon the Lessee or any of its respective assets, nor result in the creation or imposition of any Security Interest on its assets pursuant to the provisions of any such agreement or document to which it is a party;

            (e) Consents. All authorizations, consents, registrations, notifications and other matters, official or otherwise, required in connection with the entry into or performance of this Agreement by Lessee have been obtained or effected and are in full force and effect to the extent required to be in full force and effect;

            (f) Litigation. No litigation, arbitration or administrative proceedings are current or pending or, to the knowledge of the Lessee, threatened in writing, to an officer of Lessee, which if adversely determined are likely to have a material adverse effect on the general financial condition of the Lessee or its ability to perform its obligations under this Agreement;

            (g) Taxes. Lessee has filed or caused to be filed all material tax returns, reports and statements that are required to be filed and has paid or caused to be paid or is paying all taxes shown to be due and payable by such returns, reports or statements and any tax assessments received by Lessee to the extent that such taxes have become due and payable (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided).

            (h) Pari Passu. The obligations of the Lessee under this Agreement rank at least pari passu with all other present and will rank at least pari passu with all future unsecured and unsubordinated obligations (including contingent obligations) of the Lessee with the exception of such obligations as are mandatorily preferred by law and not by contract;

            (i)   No immunity.

                  (i) The Lessee is subject to civil and commercial law with respect to its obligations under this Agreement;

                  (ii) neither the Lessee nor any of its assets enjoys any right of immunity from set-off, suit or execution in respect of its obligations under this Agreement;

            (j) Stamp duties. No stamp or registration duty or similar taxes or charges are payable in the State of Registration in respect of this Agreement;

            (k) Accounts. Its audited consolidated financial statements for the financial year ending 31 December 1996 supplied to Lessor prior to the Delivery Date fairly present, in accordance with United States generally accepted accounting principles ("GAAP") the financial condition and results of operations of Lessee and its consolidated subsidiaries as of such date and for the year then ended and there has been no material adverse change in its financial condition since such date; and

            (l) Termination Events. No Termination Event or Potential Termination Event has occurred and is continuing.

      2.2 Repetition. The representations and warranties set out in sub-clauses (a), (b), (c), (d), (e), (h), (i) and (l) of Clause 2.1 above will survive the execution of this Agreement and Delivery and will be deemed to be repeated on each Rent Date during the Lease Period, with reference to the facts and circumstances then subsisting, as if made at each such time.

      2.3 Lessor's Warranties. Lessor represents and warrants to the Lessee that:

            (a Status. Lessor is a company duly incorporated and validly existing under the laws of England, possessing the capacity to sue or be sued in its own name and Lessor has the power to own its property and assets and carry on its business as it is now being conducted;

            (b) Power and authority. Lessor has the power to enter into and perform and has taken all necessary action to authorize its entry into and performance of this Agreement and the transactions contemplated by this Agreement;

            (c) Legal validity. This Agreement constitutes legal, valid and binding obligations of Lessor, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity;

            (d) Non-conflict with laws. So far as concerns Lessor, the entry into and performance of this Agreement and the transactions contemplated by this Agreement do not and will not conflict with:

                  (i)   any law or regulation or any official or judicial order;
                        or

                  (ii)  the constitutional documents of Lessor;

            (e) Consents. All authorizations, consents, registrations, notifications and other matters, official or otherwise, required in connection with the entry into or performance of this Agreement by Lessor have been obtained or effected and are in full force and effect to the extent required to be in full force and effect.

3.    CONDITIONS PRECEDENT

      3.1 Documentary Conditions Precedent. The obligation of Lessor to deliver the Engine to Lessee under Clause 5 of this Agreement is subject to the condition that Lessor has received all of the following:

            (a) no later than three (3) Business Days prior to the Scheduled Delivery Date:

                  (i) Certificate of Incorporation and By-laws a copy of the Certificate of Incorporation and By-laws of the Lessee, certified by the Secretary of Lessee;

                  (ii) Authorizations a copy of all corporate authorizations and resolutions required for the execution, delivery and performance of this Agreement by Lessee, including resolutions of the Board of Directors of Lessee, or a committee thereof, certified by the Secretary of Lessee, authorizing the lease by the Lessee of the Engine hereunder and authorising a specified person to execute this Agreement;

                  (iii) Consents a copy of all other authorizations, approvals, consents, licenses and registrations in form and substance reasonably satisfactory to Lessor necessary in connection with the execution, performance and delivery by, and validity and enforceability against, the Lessee of this Agreement (including but without prejudice to the generality of the foregoing, any necessary export and/or import licenses in respect of the Engine) or in the case of registrations which will only be available on Delivery evidence that the same will have been obtained on Delivery;

                  (iv) Process Agent Acceptance a letter from the process agent referred to in Clause 20.17, irrevocably accepting appointment as the same on behalf of Lessee;

                  (v) Fees and Duties evidence that all registration fees, customs duties and other taxes, fees, duties and charges payable to the governmental authorities and agencies in the State of Registration with respect to the Engine have been paid in full (or if the same are not yet payable that arrangements satisfactory to Lessor have been made for the payment thereof by the Lessee);

                  (vi) Insurances a copy of a certificate or certificates evidencing the Insurances to be maintained pursuant to Clause 13 (Insurances) and a broker's undertaking in respect of such certificate(s) in form and substance reasonably satisfactory to Lessor;

                  (vii) Maintenance Programme a copy of the current Maintenance
                        Programme;

                  (viii) Air Operator's Certificate and Air Transport Licence a certified copy of the current Air Operator's Certificate and Air Transport Licence issued by the Aviation Authority to the Lessee with respect to aircraft of the type to which the Engine will be attached;

                  (ix) Legal Opinion legal opinions from Fulbright & Jaworski, LLP and the Lessee's General Counsel and Daugherty, Fowler & Peregrin substantially to the effect set out in Schedules 2A, 2B and 2C; and

                  (x) Accounts The Lessee's management accounts for the year to 31 December 1997 indicating a minimum operating income of [***] and a minimum cash (for the purposes of this sub-clause cash shall be deemed to include certificates of deposit provided that the Lessee is not restricted from accessing and withdrawing the cash represented by such certificates of deposit in any way other than the payment of certain fees of the issuer) balance of [***] and an additional minimum cash equivalents balance of [***] (for the purposes of this sub-clause, cash equivalents shall be deemed to include pre-delivery payments made in respect of aircraft) together with the latest available audited accounts of the Lessee;

            (b)   prior to Delivery:

                  (i) a closing certificate signed by an authorized officer of Lessee confirming that the representations and warranties of Lessee are true and correct in all material aspects on and as of the Delivery Date;

                  (ii) evidence that a precautionary Uniform Commercial Code financing statement or statements describing the Engine and this Agreement shall have been executed and delivered by the Lessee, as lessee, and that such financing statement or statements shall have been duly filed with the Secretary of State of the State of North Carolina; and

                  (iii) evidence that this Agreement shall have been duly filed for recording with the FAA.

      3.2 General Conditions Precedent. The obligation of Lessor to deliver the Engine to Lessee under Clause 5 of this Agreement are subject to the further conditions precedent that:

            (a) on the Delivery Date no Termination Event or Potential Termination Event has occurred and is continuing or might result from the leasing of the Engine; and

            (b)   Lessee shall have paid the Deposit pursuant to Clause 8.1(a).

      3.3 Conditions to Lessee's Obligations. The obligation of Lessee to accept delivery of the Engine under this Agreement is subject to the conditions precedent that on or prior to the Delivery Date, the Lessee has received:

            (a) a certificate signed by an authorized officer of Lessor confirming that the representations and warranties of Lessor are true and correct in all material respects on and as of the Delivery Date;

            (b)   a JAA Form 1; and

            (c) evidence that the Engine has successfully passed a test cell run showing the Engine to be within Engine Manual limits and to be in accordance with the requirements of FAR Part 34.

      3.4   [***]

4.    LEASE, LEASE PERIOD AND PURCHASE

      4.1 Lease and Lease Period. Lessor will lease to the Lessee, and the Lessee will lease from Lessor, the Engine on the terms of this Agreement during the Lease Period.

      4.2   Purchase.

            (a) Subject to paragraph (b) below, the Lessee will have the option to purchase the Engine on the Term Date for US$1 (the "Purchase Price") on the terms and conditions set out in
                  Schedule 4 ("Purchase Option").

            (b)   The Purchase Option is conditional on the following matters:

                  (i) the leasing of the Engine to the Lessee under this Agreement will not have terminated for any reason prior to the Term Date (and the Lessee agrees that the Purchase Option will be immediately cancelled, upon such termination); and

                  (ii) the Lessee will have complied in full with all its accrued monetary obligations under this Agreement, except that Lessor will waive compliance by the Lessee of its obligations pursuant to Clause 19.2 (Redelivery Condition).

            (c)   If the conditions precedent in (b) above:

                  (i) have either been satisfied or waived in writing by Lessor, Lessee and Lessor will complete the sale and purchase of the Engine on the Term Date on the terms set forth in Schedule 4; or

                  (ii) have not either been satisfied or waived in writing by Lessor by the Term Date (as the case may be) (or such later date as is agreed), the Purchase Option will be immediately cancelled.

            (d) The Lessee agrees to discharge when due, at no expense to Lessor, all applicable Taxes (other than Lessor Taxes) payable in connection with the sale and purchase of the Engine to Lessee under this Agreement pursuant to the Purchase Option, Clause 14.3 or Clause 18.1(c).

      4.3   Termination by Lessee.

            Lessee may terminate this Agreement and obtain title to the Engine, in accordance with Clause 4.2 above, effective on any Rent Date during the Lease Period upon not less than 30 days prior written notice to Lessor, provided that upon such effective date Lessee pays to Lessor such sum or sums (by way of agreed compensation for loss of bargain and not as a penalty) as will equal the aggregate of:

            (a) all out of pocket costs and expenses incurred by Lessor for de-registering its interest in the Engine and/or the filing of releases of Lessor's Security Interests in the Engine;

            (b) all amounts of Rent and other sums due and payable to Lessor at the date of such termination by Lessee under this Agreement, together with interest thereon as provided herein; and

            (c) a sum equal to the Stipulated Loss Value as of the Rent Date upon which such termination becomes effective, together with an amount equal to the instalment of Rent which, but for such termination, would be due on such date.

            For the purposes of this Clause 4.3 where the "Term Date" is referred to in Clause 4.2 above it shall mean the Rent Date on which this Agreement is due to be terminated by Lessee.

5.    DELIVERY

      5.1   Delivery.

            (a) Delivery will take place at Rolls-Royce, Derby, England or at such other location in the United Kingdom as may be agreed between Lessor and the Lessee.

            (b) On tender of the Engine by Lessor for Delivery pursuant to this Agreement and the satisfaction or written waiver of the conditions precedent set out in Clause 3.3, the Lessee will procure that an authorized officer will execute and deliver to Lessor the Acceptance Certificate which will, inter alia, without the necessity for any further action being taken, constitute:

                  (i) delivery and irrevocable acceptance by the Lessee of the Engine for lease hereunder without any qualification or reservation and further; and

                  (ii) as between the parties hereto, the Lessee's confirmation that the Engine is in good working order and repair without defect or inherent vice in condition, design, operation or fitness for use.

            (c) As between the parties hereto, after Delivery the Engine will be in every respect at the sole risk of the Lessee, who will bear all risk of loss, theft, damage or destruction to the Engine from any cause whatsoever.

      5.2   Inspection.

            (a) The Lessee may at its own cost and risk inspect the Engine prior to the Delivery Date at the Delivery Location.

            (b) If the Lessee notifies Lessor of any defect or non-conformity with Schedule 1 forthwith following the inspection of the Engine, then except to the extent otherwise agreed, Lessor shall procure the rectification of the defect or non-conformity at Lessor's cost and, without any other liability accruing to Lessor (which the Lessee expressly acknowledges), Delivery will be postponed until notification by Lessor to the Lessee of the rectification.

      5.3   Lessor's Late Delivery. If:

            (a) Delivery has not occurred prior to the 90th day after the Scheduled Delivery Date by reason of Force Majeure; or

            (b) any of the conditions precedent set out in Clause 3.3 have not been fulfilled by the 90th day following the Scheduled Delivery Date for any reason whatsoever; or

            (c) Lessor fails to satisfy the terms of Clause 5.2(b) within 90 days of the Lessee providing the Lessor with written notice of the defect,

            then Lessee will be entitled, by notice given in writing to the Lessor not later than 60 days following the expiration of any of the time periods set forth in clauses (a), (b) or (c) above, as the case may be, to cancel this Agreement without any liability accruing to any party other than the Lessor's obligation to refund the Deposit to the Lessee.

      5.4   Lessee's Failure to Accept Delivery, Satisfy Conditions Precedent.

            (a) If, due to the Lessee's failure to satisfy any of the Conditions Precedent set out in Clause 3.1 or 3.2 or the Lessee's failure to execute and deliver to Lessor an Acceptance Certificate in accordance with Clause 5.1(b), delivery has not occurred by the Scheduled Delivery Date and where Lessor has notified Lessee that it is immediately able to tender the Engine to Lessee for delivery in accordance with this Agreement but for such reason, Lessee will pay to Lessor a non refundable commitment fee equal to an installment of Rent (such installment as adjusted in accordance with Clause 8.2(b)), in consideration for the Lessor continuing to make the Engine available for lease to Lessee, for each 30 day period (or part thereof, on the basis that the commitment fee accrues on a daily basis) after the Scheduled Delivery Date that Delivery does not occur. It is agreed that any such commitment fee paid by Lessee is a reasonable pre-estimate of loss and not a penalty and will be in full and final settlement of any claims Lessor may have in respect of the period to which such commitment fee relates. Nothing in this Clause will be construed as limiting Lessor's right to make the election referred to in Clause 5.4(b) below.

            (b) If, due to the Lessee's failure to satisfy any of the Conditions Precedent set out in Clause 3.1 or 3.2 or the Lessee's failure to execute and deliver to Lessor an Acceptance Certificate in accordance with Clause 5.1(b), delivery has not occurred within 90 days of the Lessor notifying the Lessee that it is immediately able to tender the Engine for delivery in accordance with this Agreement, Lessor may cancel the Agreement without any liability accruing to any party.

6.    EXCLUSION CLAUSE

      6.1   Exclusion of Liability. The Lessee ACKNOWLEDGES AND AGREES THAT:

            (a) the Engine is to be leased on an "AS IS, WHERE IS" basis as at the Delivery Date;

            (b) SAVE AS EXPRESSLY STATED IN THIS AGREEMENT, LESSOR HAS NOT MADE NOR SHALL BE DEEMED TO MAKE AND THERE SHALL BE HEREBY EXPRESSLY EXCLUDED ANY REPRESENTATION OR WARRANTY OR COVENANT OR CONDITION, EXPRESS OR IMPLIED, AS TO TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, QUALITY, PURPOSE, MERCHANTABILITY, DURABILITY, OPERATION OR FITNESS FOR USE OR OPERATION OF THE ENGINE OR ANY PART OR AS TO THE ELIGIBILITY OR SUITABILITY FOR ANY PARTICULAR USE OR OPERATION OR ANY OTHER REPRESENTATION OR WARRANTY OR COVENANT OR CONDITION OF ANY KIND WHETHER SIMILAR TO ANY OF THE FOREGOING OR NOT, EXPRESS OR IMPLIED, WITH RESPECT TO THE ENGINE OR ANY PART;

            (c) Delivery of the Engine to the Lessee under this Agreement will be conclusive proof, as between Lessor and the Lessee that the Engine is at that time in good working order and repair and without defect or inherent vice in condition, design, operation or fitness for use, whether or not discoverable by the Lessee as of the Delivery Date, and free and clear of all Lessor's Security Interests, and in every way satisfactory to the Lessee.

      6.2   Waiver.

            (a) THE LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR CONDITION EXPRESS OR IMPLIED (AND WHETHER STATUTORY OR OTHERWISE) ON THE PART OF LESSOR WHENEVER THE SAME MIGHT ARISE AT ANY TIME, IN RESPECT OF THE CONDITION OF THE ENGINE OR ANY PART OR ARISING OUT OF THE OPERATION OR PERFORMANCE OF THE ENGINE OR ANY PART.

            (b) IN PARTICULAR, AND WITHOUT PREJUDICE TO THE GENERALITY OF THE FOREGOING, NEITHER THE LEASE OF THIS ENGINE HEREUNDER NOR THE SALE THEREOF PURSUANT TO CLAUSE 4.2 (PURCHASE OPTION) WILL EXPOSE LESSOR TO ANY LIABILITY TO LESSEE WHATEVER AND HOWSOEVER ARISING IN RESPECT OF THE INJURY, DEATH, LOSS, DAMAGE OR DELAY OF OR TO THE ENGINE OR ANY PERSON (WHICH EXPRESSION INCLUDES, WITHOUT PREJUDICE TO THE GENERALITY THEREOF, STATES, GOVERNMENTS, MUNICIPALITIES AND LOCAL AUTHORITIES) OR PROPERTY WHATEVER EXCEPT THAT TO THE EXTENT THAT LESSOR MAY BE PRECLUDED BY STATUTE OR OTHER RULE OF LAW FROM EXCLUDING OR LIMITING ITS LIABILITY FOR DEATH OR INJURY TO ANY PERSON LESSOR SHALL REMAIN LIABLE TO SUCH PERSON FOR SUCH DEATH OR INJURY BUT SHALL BE FULLY INDEMNIFIED IN RESPECT OF SUCH LIABILITY BY THE LESSEE.

            (c) Notwithstanding anything to the contrary contained herein, nothing contained in this Agreement shall constitute or be deemed or construed to:

                  (i) be a waiver by Lessee of any rights, remedies or claims it may have against Engine Manufacturer or any vendor, subcontractor or supplier thereof; or

                  (ii) create any rights, waivers, immunities or indemnities in favor of Engine Manufacturer or any vendor, subcontractor or supplier thereof.

7.    MANUFACTURER'S WARRANTIES

      7.1 Assignment. Lessor hereby assigns to Lessee any and all warranties and rights relating to the Engine, to the extent that such rights are assignable, as against the Engine Manufacturer or any vendor, subcontractor or supplier thereof, whether arising under any agreements with the Engine Manufacturer, by operation of law or otherwise and related to the Engine, but not any other engine.

      7.2 Reassignment. In the event that the Purchase Option is not exercised pursuant to Clause 4.2, the benefit of any warranty or right assigned by Lessor to Lessee pursuant to Clause 7.1 will be re-assigned automatically to Lessor at the end of the Lease Period. The Lessee's rights under such warranties, including Lessee's claims and rights to payments there under, will revert to Lessor except to the extent arising prior to the expiration of the Lease Period. Lessee will, at its own expense, do all such things and execute such documents as may be required for this purpose.

      7.3   Proceeds.

            (a) Except as provided in 7.2 and 7.3(b), all proceeds of any claim arising under warranties or other matters referred to in
                  7.1 will be paid over to Lessee promptly following receipt by any other person, including Lessor.

            (b) If and to the extent that a claim in Clause 7.3(a) relates to defects affecting the Engine the proceeds referred to in Clause 7.3(a) will be paid to Lessee by Lessor, or retained by Lessee (as the case may be) provided that such payment shall not be made so long as a Termination Event has occurred and is continuing, and shall not be made until Lessor's receipt of evidence reasonably satisfactory to Lessor that the Lessee has rectified, in all material respects, the relevant defect.

      7.4   Warranty Claims

            Lessee may pursue any valid claims it may have against the Engine Manufacturer and others under any and all warranties with respect to the Engine and will provide notice of the same to Lessor.

      7.5   Replacement Parts

            Except to the extent Lessor otherwise agrees in a particular case, the Lessee will procure that all components or equipment provided by the manufacturer, vendor, subcontractor or supplier in replacement of a defective Part pursuant to the terms of any warranty will be installed promptly by the Lessee and on installation will be deemed to be a Part as applicable and that title to the above will pass to Lessor on installation.

8.    PAYMENTS

      8.1   Deposit

            (a) Lessee will pay to Lessor on the date of this Agreement by way of deposit $50,000 ("Deposit") receipt of which is hereby acknowledged.

            (b) The Deposit is for Lessor's complete and unrestricted use and any interest earned on such Deposit will be for the Lessor's account.

            (c) Upon the Delivery Date the $50,000, and all interest earned thereon calculated at a rate of LIBOR less 1%, shall cease to be a deposit and shall form part of the first installment of Rent payable pursuant to Clause 8.2(a)(i).

      8.2   Obligation to pay Rent.

            (a)   The Lessee will pay to Lessor:

                  (i) on the Delivery Date, the first installment of Rent in advance equal to the Assumed Rent, as adjusted in accordance with Clause 8.2(b) together with either [***] of the Base List Price or [***] of the Base List Price if Clause 3.4 applies less [***] and the interest earned thereon pursuant to Clause 8.1 above; and

                  (ii) throughout the Lease Period an installment of Rent in advance on each Rent Date equal to the Assumed Rent, as adjusted in accordance with Clause 8.2(b).

            (b) Rental Adjustment. On the Delivery Date, on the 11th day of either the month of February or August (which ever falls just after the Delivery Date), and on the 11th day of each successive 6 calendar monthly period during the Lease Period thereafter (each a "Rental Adjustment Date") the Assumed Rent shall be adjusted in accordance with the provisions of
                  Schedule 5.1 or 5.2 as may be appropriate, (such adjustment shall be upwards if such product is positive, or downwards if such product is negative, as the case may be) by the following amount:

                          [***]

                  For the purposes of the above formula:

                  A = Assumed Rent adjusted in accordance with Schedule 5 to reflect the actual Base List Price

                  R = Rental Adjustment Factors adjusted in accordance with
                  Schedule 5 to reflect the actual Base List Price

            (c) Notice. Lessor will notify the Lessee not later than the Quotation Date of the amount of Rent payable from the next Rental Adjustment Date. Any determination of such adjustment to the Assumed Rent is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

      8.3   Obligations Absolute.

            (a) The Lessee's obligations to make payments pursuant to Clause 8.2(a) will be absolute during the Lease Period irrespective of any contingency whatsoever, including (but not limited to):

                  (i) any set-off, counterclaim, recoupment, defence or other right which any party hereto may have against any other;

                  (ii) any unavailability or interruption of use of the Engine, for any reason, including (but not limited to), its requisition, any prohibition or other restriction against its use, operation or possession, or any other interference with its use, operation or possession;

                  (iii) any lack or invalidity of title or any other defect in the title, airworthiness, condition, design, operation or fitness for use or purpose of the Engine, any embargo on or the ineligibility of the Engine for any particular use or trade;

                  (iv) any lack or invalidity of or any other defect in any related documentation or the registration of any related documentation or the Engine under the laws of any country;

                  (v)   the Total Loss of or any damage to the Engine;

                  (vi) any failure, breach or delay on the part of any party hereto however fundamental whether with or without fault on its part, in performing or complying with any of the terms or covenants hereunder;

                  (vii) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or the Lessee;

                  (viii) any invalidity or unenforceability or lack of due
                        authorization of or other defect in this Agreement or any other of the documents involved in the transaction of which this Agreement forms part;

                  (ix) any other cause which but for this provision would or might have the effect of terminating, frustrating or in any way affecting any obligation of the Lessee hereunder, it being the declared intention of the parties that the provisions of this Clause and the obligations of the Lessee to make the payments pursuant to Clause 8.1(a) and Termination Sum and any other amounts provided hereunder will survive any frustration and that save as expressly provided in this Agreement no moneys payable hereunder by the Lessee to Lessor will in any event or circumstances be repayable to the Lessee.

            (b) Nothing set forth in this Section 8.3 shall be construed to prohibit Lessee from separately pursuing any claim that it may have from time to time against Lessor or any other person or entity.

      8.4 Funds, Place and Currency. All payments of Rent, interest and other moneys under this Agreement (of any kind whatsoever) will be in immediately available funds and will be paid in Dollars to such account in the continental United States and in such manner as Lessor may direct.

      8.5 Non Business Days. If any day for the payment of Rent or any amount payable under this Agreement is not a Business Day the due date for payment of the same will be the next succeeding Business Day.

      8.6   Default Interest.

            (a) The Lessee will pay interest on sums not paid on the due date under this Agreement over the period from the due date until the date of actual payment (as well after as before judgment) at a rate per annum equal to the Default LIBOR plus 3 per cent. ("Default Rate"); for the purposes of this Clause 8.6(a), "Default LIBOR" means the number which is the arithmetic mean (rounded upward to the nearest 1/16 of one per cent.) of the rates of interest per annum appearing on the Reuters Screen "LIBO" page at or about 11.00 a.m. (London time) on the relevant date for the offering by leading banks in the London interbank market of Dollar deposits on such date for a period of one week.

            (b) Interest under this Clause 8.6 will be calculated on the basis of a 365 day year and for the actual number of days elapsed and will be compounded monthly and will be payable on demand from time to time.

      8.7   Taxes.

            (a) All payments by the Lessee under or in connection with this Agreement will be made without set-off or counter-claim, free and clear of and without deduction or withholding for or on account of any Taxes, except Excluded Withholdings.

            (b) All Indemnifiable Taxes in respect of this Agreement and payments hereunder, will be for the account of and will be paid by the Lessee for its own account prior to the date on which penalties attach thereto.

            (c) All Taxes required by law to be deducted or withheld by the Lessee from any amounts paid or payable under this Agreement shall be paid by the Lessee prior to the date on which penalties attach thereto and the Lessee shall, within 15 days of the payment being made, deliver to the Lessor evidence satisfactory to it (including all relevant tax receipts) that the payment has been duly remitted to, and received by, the appropriate authority.

      8.8   Appropriations.

            (a) In the case of a partial payment, Lessor may appropriate the payment towards such of the obligations of the Lessee under this Agreement, which are then due, as Lessor may decide.

            (b) Any such appropriation will override any appropriation made by the Lessee.

9.1   GENERAL TAX INDEMNITY

      9.1 Taxes Covered. Except as expressly otherwise provided in Clause 9.2 and Clause 8.7, the Lessee shall indemnify, defend, and hold harmless each Tax Indemnitee from any and all Taxes, howsoever imposed, assessed or collected by any taxing jurisdiction upon, with respect to, in connection with, or based upon or measured by, in whole or in part:

            (i)   this Agreement

            (ii) the Engine or any Part thereof or any interest in the Engine or any Part thereof;

            (iii) the receipts, earnings or other amounts arising from the
                  Engine or this Agreement; and

            (iv) the purchase, acceptance, delivery, possession, use, operation, presence, storage, registration, deregistration, modification, maintenance, repair, overhaul, testing, leasing, subleasing, return, sale or other disposition of the Engine or any Part thereof, or interests therein.

            As used in this Agreement, "Indemnifiable Taxes" shall mean any Taxes for which the Lessee has agreed to provide any indemnity pursuant to this Clause 9.1 except to the extent expressly excluded or expressly limited anywhere in Clause 8.7 or Clause 9.2.

      9.2 Exclusions. The indemnity for Taxes provided in Clause 9.1 above shall not extend to any of the following:

            (a) Taxes on, based on, or measured by, net income (including minimum taxes and any taxes measured by items of tax preference) or that are franchise taxes, taxes on doing business or taxes measured by capital or the net worth of the Tax Indemnitee (any of the above "Income Taxes") that are imposed by a Taxing Authority except any withholding tax imposed by a Taxing Authority if:

                  (i) Lessor qualifies at all relevant times during the Lease Period as "residents of the United Kingdom" for purposes of the U.S.-U.K Treaty as in effect of the date hereof;

                  (ii) such tax is imposed for a reason other than Lessor's maintenance of a permanent establishment in the United States; and

                  (iii) such tax is imposed as a result of a change in
                        applicable law after the Delivery Date;

            (b) Income Taxes that are imposed by any taxing authority other than the United Kingdom or the United States (a "Foreign Taxing Jurisdiction") except any Income Taxes imposed on a Tax Indemnitee by a Foreign Taxing Jurisdiction if and to the extent that such Taxes would not have been imposed but for:
                  (i) the operation or presence in such jurisdiction of the Engine and/or (ii) the presence of the Lessee in, or the Lessee making payments under this Agreement from, such jurisdiction;

            (c) Taxes to the extent such Taxes would not have been imposed but for transfer (other than any transfer that occurs as a result of an Event of Default that has occurred and its continuing or as a result of the substitution, replacement, modification or improvement of the Engine or any Part or any transfer of the Engine to Lessee pursuant to the terms of this Agreement) by any Tax Indemnitee, of all or any portion of its interest in the Engine;

            (d) Taxes imposed on a Tax Indemnitee to the extent that such Taxes would not have been imposed but for the failure of any Tax Indemnitee to comply with requirements (including reporting, information and documentation) of the jurisdiction imposing such Taxes, if (i) such compliance is required by statute or regulation as a precondition to relief or exemption from such Taxes, (ii) Lessee has provided such Tax Indemnitee with a timely request to comply with such requirements and has provided such information as the Tax Indemnitee may require to comply with such requirements, (iii) such Tax Indemnitee was eligible and reasonably able to comply with such requirements and (iv) there is no material adverse consequence to the Tax Indemnitee of such compliance which is not satisfactorily indemnified by the Lessee;

            (e)   imposed with respect to any period after the earlier of:

                  (i) the expiration or earlier termination of the Lease Period and, if required pursuant to the terms of this Agreement, the return of possession of the Engine to Lessor and the satisfaction of all of Lessee's obligations under this Agreement (but, in the case of the time period after termination or expiration of the Lease Period and before such satisfaction, Lessee will have liability only with respect to Taxes imposed in connection with the satisfaction of or failure to satisfy such obligations); or

                  (ii) the discharge in full of all Lessee's obligations under this Agreement unless, (I) such Taxes relate to events, obligations or other matters arising or occurring prior to or coincidental with such expiration, return or payment, as the case may be, or
                  (II) a Termination Event shall have occurred and be continuing;

            (f) Any documentary, stamp or similar tax imposed by the United Kingdom.

      9.3   Procedure.

            (a) Time of Payment. Any amount payable to a Tax Indemnitee pursuant to Clause 8.7 or 9.1 shall be paid within thirty (30) days after receipt by Lessee of a written demand therefor from such Tax Indemnitee describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

            (b) Verification. Within 15 days following Lessee's receipt of the computation of the amount due, Lessee may (at it's own cost) request that an accounting firm selected jointly by such Tax Indemnity and Lessee verify whether the computation of the Tax Indemnitee are correct. Such verification shall be binding.

      9.4   Contest.

      (a) Notice of Claim. If a written claim is made against a Tax Indemnitee for Taxes with respect to which the Lessee is or may be liable for payment or indemnity hereunder (a "Claim"), such Tax Indemnitee shall give the Lessee written notice of such Claim within 60 days after its receipt and shall furnish Lessee with any reasonable requests for information it receives with respect to such Claim. The failure of a Tax Indemnitee to provide such notice shall not affect the Lessee's obligations hereunder except to the extent that such failure adversely affects the ability of the Tax Indemnitee or Lessee to contest such Claim successfully.

      (b) Manner of Contest. Notwithstanding Clause 9.3 above, if the Lessee requests in writing within 30 days of the date of the notification pursuant to Clause 9.4(a) above and provided that such Claim would (if sustained) not have a material adverse effect on the Tax Indemnitee's business of financial affairs, the Tax Indemnitee shall, at Lessee's sole expense, contest the Claim in the name of the Tax Indemnitee, or if permitted by law and so requested by the Lessee, permit the Lessee to contest in the name of the Lessee, the validity, applicability or amount of such Claim by:

            (i)   resisting payment thereof, if practical;

            (ii)  not paying the same, except under protest; or

            (iii) if payment is to be made, using diligent efforts to obtain a refund thereof in appropriate administrative or judicial proceedings.

      (c) Conditions Precedent. A Tax Indemnitee shall not be required to take any administrative or judicial action with respect to a Claim unless prior thereto:

            (i) the Lessee shall have agreed in writing to pay such Tax Indemnitee on demand all reasonable out-of-pocket expenses which such Tax Indemnitee may incur in connection with contesting such Claim and acknowledged, in writing, the Lessee's liability hereunder;

            (ii) if such contest shall involve the payment of the Claim, Lessee shall advance the amount thereof (to the extent indemnified hereunder) plus interest, penalties, and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free after-Tax basis to such Tax Indemnitee.

            (iii) the action to be taken will not, in the reasonable opinion of the Tax Indemnitee, result in a material risk of a sale, forfeiture, loss of or the creation of any lien on the Engine except if the Lessee shall have adequately bonded any lien that results from such risks or otherwise made adequate provision reasonably satisfactory to such Tax Indemnitee nor subject the Tax Indemnitee to criminal prosecution; and

            (iv) no Termination Event or Potential Termination Event shall have occurred and be continuing, unless Lessee has provided security for its obligations hereunder by advancing to such Tax Indemnitee, before proceeding or continuing with such contest, the amount of the Tax being contested plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses and Lessor shall be receiving all amounts of Rent in full when due, without reduction by reason of such Tax; and

            (v) the Tax Indemnitee shall have received a legal opinion (at the expense of the Lessee) from counsel reasonably satisfactory to such Tax Indemnitee indicating that a reasonable basis for such contest exists.

      (d) Settlement and Waiver. Notwithstanding the foregoing provisions of this Clause 9.4, if at any time a Tax Indemnitee waives its right of indemnification under this Clause 9 in respect of a Claim or if, after having received payment of indemnification from Lessee hereunder in respect of such Claim, a Tax Indemnitee tenders such payment to Lessee, then the Lessee shall not be entitled to contest, or to continue to contest, any such Claim.

      9.5 Refunds or Credits. If a Tax Indemnitee shall receive a refund of any Taxes as to which Lessee has made payment or indemnity, or shall actually receive a reduction of any Tax (other than an Indemnifiable
            Tax) then otherwise payable by it (either as a result of a credit or a deduction) by reason of the payment by Lessee of any Tax or indemnity pursuant to this Agreement, such Tax Indemnitee shall pay to the Lessee an amount which, after addition of any further tax savings such Tax Indemnitee realizes as a result of the payment thereof, shall be equal to the net tax benefit to such Tax Indemnitee of such refund or reduction provided that such payment to Lessee shall not exceed the amounts paid by Lessee under this Agreement with respect to such taxes (including costs, fees, etc.) and provided further that such Tax Indemnitee is not thereby placed in a worse position than it was prior to Lessee's payment of the withholding.

      9.6   Forms and Reports.

            (a) Lessee Filings. While this Agreement is in effect, Lessee may prepare and file all property tax returns with respect to the Engine which the Lessee is permitted to file under applicable law.

            (b) Other Filings. If so requested by Lessee, at Lessee's sole expense, the Lessor will file all property tax returns with respect to the Engine which the Lessee is not permitted to file, in form reasonably satisfactory to Lessee.

            (c) Withholding Taxes. Lessor will provide to Lessee on the date hereof and, upon request of Lessee within 60 days prior thereto, every three years thereafter a Form 1001 (or its successor) stating that it is eligible for the benefits of the US.-U.K Treaty with respect to payments under this Agreement.

            (d) Lessee will provide such information as may be requested by a Tax Indemnitee to enable such Tax Indemnitee to fulfill its tax filing requirements with respect to the transactions contemplated hereby.

10.   LESSOR'S SECURITY INTERESTS; QUIET ENJOYMENT

      10.1 Lessor will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Security Interest on the Engine or any part or Lessor's interest therein, except the Security Interest which may from time to time exist in favor of the Security Trustee; it being agreed by Lessor that the Security Trustee will have delivered to Lessee a letter of quiet enjoyment from the Security Trustee in form and substance reasonably satisfactory to Lessee on or prior to the date that any such Security Interest in favor of the Security Trustee is created.

      10.2 Lessor will not (nor shall it permit any person or entity claiming through or under Lessor to) interfere with the quiet use, possession and enjoyment of the Engine by the Lessee (or any Sub-lessee) but the exercise by Lessor of its rights under this Agreement after the occurrence and during the continuance of a Termination Event will not constitute such an interference.

11.   CORPORATE UNDERTAKINGS

      11.1 Duration. The undertakings in this Clause will remain in force during the Lease Period.

      11.2  Information. The Lessee will furnish to Lessor:

            (i) as soon as practicable (and in any event within 90 days after the close of each of its financial years) the audited consolidated accounts of the Lessee and its consolidated Subsidiaries for that year (a copy of Lessee's Annual Report on Form 10-K filed with the SEC shall be deemed to satisfy the requirements of this sub-clause (i));

            (ii) as soon as practicable (and in any event within 60 days of the end of the first six months of each financial year) the unaudited consolidated accounts of the Lessee and its consolidated Subsidiaries for that six months (a copy of Lessee's Quarterly Report on Form 10-Q filed with the SEC shall be deemed to satisfy the requirements of this sub-clause
                  (ii));

            (iii) promptly, all notices or other documents dispatched by the
                  Lessee to the Lessee's creditors as a whole (or any class thereof);

            (iv) promptly such further information (the disclosure of which is not prohibited by law) in the possession or control of the Lessee or any or its Subsidiaries regarding the financial condition and operations of the Lessee or any of its Subsidiaries as the Lessor may reasonably request (unless Lessee reasonably deems the same to be commercially sensitive or confidential).

            (v) details of all material litigation, material arbitration or material administrative proceedings which affect the Lessee or any of its Subsidiaries as soon as the same are instituted.

            All accounts required by (i) and (ii) above will be prepared in accordance with GAAP consistently applied (or if not consistently applied accompanied by details of the inconsistencies) and will fairly represent the consolidated financial position of the Lessee and its consolidated Subsidiaries.

      11.3 Notification of Termination Events or Potential Termination Events. The Lessee will notify Lessor in writing of any Termination Event or any Potential Termination Event forthwith upon the occurrence thereof.

      11.4 Consents. The Lessee will obtain and promptly renew from time to time, and will promptly furnish certified copies to Lessor of, all such authorizations, approvals, consents, licenses, registrations and exemptions as may be required under any applicable law or regulation to enable Lessee to perform its obligations under this Agreement or required for the validity or enforceability of this Agreement against Lessee and the Lessee will comply with the terms of the same.

12.   OPERATIONAL UNDERTAKINGS

      12.1 Duration. The undertakings in this Clause will remain in force and effect during the Lease Period (unless the Engine is a Total Loss in which case such undertakings will remain in force up to and including the date upon which Lessor beneficially receives payment of the Loss Proceeds).

      12.2  Information. The Lessee will:

            (a) as soon as reasonably possible after becoming aware thereof notify Lessor with full details of the occurrence of any accident, casualty or other event involving the Engine which:

                  (i) has caused or resulted in or may cause or result in the Engine being or becoming a Total Loss; or

                  (ii) will or is likely to involve an amount in excess of the Damage Notification Threshold; or

                  (iii) must be notified to the Aviation Authority.

            (b)   (i)   as soon as reasonably possible after provide Lessor,
                        upon its written request, with such information regarding the location, operation, maintenance, physical state and condition of the Engine and any or all of the Parts as Lessor may from time to time reasonably require;

                  (ii) promptly after becoming aware thereof, give notice to Lessor if a valid certificate of airworthiness issued by the Aviation Authority in respect of the Engine ceases to be in effect;

                  (iii) provide to Lessor upon its written request all such
                        information as Lessor may reasonably require regarding the employment and engagements of the Engine and any or all of the Parts, including copies of all contracts relating thereto which concern it or them.

                  (iv) prior to the installation of the Engine on any Aircraft, the Lessee undertakes to notify Lessor in writing stating the owner of the Aircraft concerned and the Security Interest, if any, to which the

                        Aircraft is subject and such notice shall give such further or other details in respect of the Aircraft as Lessor may request; and for so long as the Engine is so installed the Lessee shall continue to supply Lessor with such information as Lessor may require at intervals of 30 days; and

            (c) as soon as reasonably possible following Lessor's request deliver to Lessor copies or computer print-outs of all the records, logs, manuals, technical data and other materials and documents including the Technical Documents relating to the Engine which are from time to time kept or maintained by the Lessee in relation thereto pursuant to Clause 12.19 (Technical Documents);

            (d)   promptly upon becoming aware thereof give notice to Lessor of:

                  (i) any dispute which exists between it or any Sub-lessee or charterer and the Aviation Authority or any other governmental agency or regulatory body in relation to the Engine and any Part; and

                  (ii) any incident or maintenance issue involving the Engine or any Part about which the Lessee must by law or regulation notify the Aviation Authority.

      12.3  Inspection.

            (a) The Lessee will permit Lessor or its agent, at all times reasonably determined by Lessee and upon reasonable notice from Lessor, except in the case of emergency, to enter upon any land or premises where the Engine or Part is situated or upon any Aircraft to inspect or survey the condition of the Engine or any Part (including all Technical Documents and all technical reports or recordings made in connection with any borescope inspection performed by Lessee);

            (b) The cost of such inspections and surveys will be paid by the Lessor, unless such inspection reveals that Lessee is not in material compliance with the terms of this Agreement, in which case, such cost will be paid by Lessee.

            (c) Lessor will have no duty to make any such inspection and will not incur any liability or obligation by reason of making or not making such inspection.

      12.4  Lawful and Safe Operation. The Lessee will:

            (a)   not use or operate the Aircraft, the Engine or any Part:

                  (i) in violation of any applicable law or regulation or in violation of any applicable airworthiness certificate, license or registration or mandatory requirement issued by or on behalf of the Aviation Authority or any other country or authority which may for the time being be applicable to the Aircraft or the Lessee; or

                  (ii) in the case of the Engine and any Parts, for any purpose for which it is not designed or reasonably suited, or outside the tolerances and limitations for which it was designed and Lessee will ensure that the Engine is operated in accordance with the Technical Documents and any regulation of the Aviation Authority; or

                  (iii) so as to cause or permit the Aircraft, Engine or any
                        Part to be employed in any manner or to be located or operated in any country which would render it liable to confiscation, forfeiture, seizure or destruction except, in the case of both (i) and (ii), for immaterial or non-recurring violations with respect to which prompt corrective measures are taken upon Lessee's discovery thereof;

            (b) not cause or permit the Engine or any Part or the Aircraft to be located in or operated:

                  (i) in any area excluded from coverage by insurance required by Clause 13, except in the case of a requisition by the State of Registration or any agency or instrumentality thereof where Lessee obtains an indemnity in lieu of insurance from such State of Registration, agency or instrumentality; or

                  (ii) in any recognized or threatened area of hostilities unless fully covered by war-risk insurance required by Clause 13.

            (c) ensure that neither the Engine nor any Part nor the Aircraft is employed at any time in carrying goods which are illegal, illicit, prohibited or contraband in any country in which it is located or operated from time to time.

      12.5 Manufacturers' and Suppliers' Warranties. The Lessee will not do or omit to doing anything which may prejudice any right which Lessor may have in respect of the Engine or any Part against the manufacturer or supplier of the same.

      12.6 Holding Out. The Lessee will not at any time represent or hold out Lessor, the Security Trustee or the Agent (and will use its best endeavors to procure that none of Lessor, the Security Trustee or the Agent is at any time represented or held out by any Sub-lessee) as being in any way connected or associated with any operation of the Aircraft, the Engine or any Part or any operation of carriage undertaken by the Lessee or any Sub-lessee or as in any other way having any interest in the Engine except as owner or mortgagee or lessor.

      12.7  Title, Registration, Certification and Consents.

            (a) Title to the Engine will remain vested in Lessor during the Lease Period.

            (b) Except as otherwise expressly provided herein, title to each Part wherever located will remain vested in Lessor until replaced by a part which fulfills the requirements for replacements of Clause 12.14 (Obligation to Replace) and has become the property of Lessor free from all Security Interests (except Permitted Liens).

            (c) The Lessee will ensure that, unless otherwise permitted hereby, the Aircraft is registered in the national register of civil aircraft in the State of Registration and the Lessee will not do and will use all reasonable endeavours to procure that no third party does any act or thing which might prejudice or cancel such registrations.

            (d) The Lessee will at all times maintain in full force and effect and, if necessary, will procure that any operator of the Engine will at all times maintain in full force and effect all necessary certificates, licenses, permits and authorizations ("Licenses") required by applicable laws and regulations for the use and operation of the Aircraft and/or Engine, including, without limitation, a Certificate of Airworthiness in the public transport (passenger) category issued by the Aviation Authority in respect of the Engine and/or the Aircraft. Notwithstanding the foregoing sentence, where the Aviation Authority has withdrawn any such Certificate of Airworthiness in respect of all aircraft of the same model as the Aircraft, Lessee will comply with all directions of the Aviation Authority imposed upon it in relation to such withdrawal.

      12.8  Disposal of and Security Interest over the Engine.

            The Lessee shall not attempt or hold itself out as having any power to sell, charge, lease or otherwise encumber or dispose of the Engine (save as provided in Clause 12.12 (Sub-Leasing and Repairs), nor create, incur or suffer to exist any Security Interest or possessory claim over the Engine or any Part (other than Permitted Liens).

      12.9  Prevention of Arrest and Discharge of Security Interests.

            (a) The Lessee shall not do, and will use its best endeavours to prevent, any act which could reasonably be expected to result in the Engine, any Part or the Aircraft, being arrested, confiscated, seized, taken in execution, impounded, forfeited, subjected to distress, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the Lessee.

            (b) If the Engine becomes subject to arrest, confiscation, seizure, taking, impounding, forfeiture, subjection, or detention occurs and unless arising by, through or under Lessor, the Lessee will give the Lessor immediate notice thereof, and will, at the Lessee's expense take prompt steps to secure the release of the Engine, any Part concerned or the Aircraft, and the Lessee will be responsible for discharging promptly each and every liability in connection with any such process, claim or lien without regard to whether or not the Lessee is in possession of the Engine, Part or Aircraft.

      12.10 No pledging of credit. The Lessee will not pledge the credit of Lessor, the Security Trustee, the Agent or any Bank for any maintenance, service, repairs, overhauls of, modifications to, changes or alterations in the Engine, any Part or the Aircraft or for any other purpose whatsoever.

      12.11 Protection of rights in the Engine.

            (a) The Lessee will not do or permit to be done any act or thing which might reasonably be expected to jeopardise the title, rights and interest of Lessor, the Security Trustee, the Agent or the Banks in the Engine or any Part and/or omit to carry out any act which might prevent that title and those rights and interest from being jeopardised.

            (b) Without prejudice to the generality of the foregoing, the Lessee will at its own cost and expense, do all acts and things which Lessor may require to preserve the title, rights and interest of Lessor to and in the Engine and each Part and, in particular, but without limitation, in the event of any law, regulations or treaties being made or becoming operative in the State of Registration relating to recognition of rights in engines and which may apply to the Engine, the Lessee will, at no cost to Lessor, promptly do and join with Lessor in doing all such acts or things as may be necessary to perfect recognition of the title, rights and interest of Lessor, the Security Trustee in respect of the Engine.

      12.12 Subleasing and Repairs.

            (a)   The Lessee shall:

                  (i) not sub-lease, charter or otherwise deliver, transfer or relinquish possession of the Engine except in the following circumstances:

                        (1) Repairs and Modifications where the Engine is delivered to the Engine Manufacturer or to any other person for testing, overhaul, service, repair or maintenance work to be carried out upon it or for modification, alterations or changes permitted under this Agreement to be carried out thereon (it being understood that delivery may be accomplished by qualified common carrier);

                        (2) Sub-leases where the Engine is sub-leased in compliance with clause 12.12(b);

                        (3) CRAF where possession of the Engine is transferred to the United States government pursuant to the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. ss. 9511-13 or any similar or substitute program ("CRAF"), provided that Lessee has given Lessor prompt written notice of such transfer;

                        (4) Installation where the Engine is installed on an airframe owned by or conditionally sold or leased to Lessee or any Sub-lessee, provided that (A) Lessee shall have provided to Lessor, prior to installation of the Engine, relevant extracts from any lease, conditional sales agreement, mortgage or any other agreement pursuant to which the airframe is owned, conditionally sold, mortgaged or leased to Lessee or any Sub-lessee certified by an authorized officer of Lessee, whereby the lessor, seller, mortgagee or other party holding an interest in the airframe as the case may be, agrees for the benefit of Lessor that neither it nor its successors or assigns will acquire or claim any right, title or interest in, or lien on, the Engine by reason of the Engine being installed on such airframe or (B) if Lessee or such Sub-lessee fails prior to installation of the Engine to provide such extracts thereof to Lessor, the Engine will be deemed to have suffered a Total Loss as of the date of such installation; and

                        (5) Transfer to U.S. Government where possession of the Engine is transferred to the United States government pursuant to a sub-lease that complies with clauses (b)(i), (ii) and (iii) below and where the Sub-lessee's obligations are in effect guaranteed or supported by the full faith and credit of the United States of America.

                  (ii) ensure that no Part is removed from the Engine except where the Part has become unserviceable, worn out, lost, destroyed, damaged beyond reasonable repair or otherwise unfit for use or which, in accordance with the Engine Management Programme or the Engine Manual (as the case may be) has become time expired or which requires repair, overhaul, modification or testing if the Lessee is to fulfill its obligations under Clause 12.13 (Maintenance) and 12.14 (Obligation to replace or repair etc.) or which has been confiscated but only in each case if it is promptly replaced by a part complying with Clause 12.14 (Obligation to replace and repair etc.)

            (b) The Lessee will not (and will procure that any Sub-Lessee does not) sub-lease the Engine pursuant to sub-paragraph (a)(i)(2) above unless the sub-lease is in form and substance reasonably acceptable to Lessor or:

                  (i) Consistency of Terms the terms and conditions of the sub-lease are, taking account of the term of the sub-lease and other prevailing circumstances, consistent with those contained in this Agreement (provided that the sub-lease will not permit further sub-leasing) and, without limiting the generality of the foregoing, the term of the sub-lease (including any option of the Sub-lessee to renew or extend such term) is so expressed that it cannot exceed the Lease Period;

                  (ii) Subordination of Sub-Lease the sub-lease is expressly subject and subordinate to this Agreement and the interests of the Sub-lessee are subject and subordinate to the interests of Lessor, in particular but without limitation the sub-leasing of the Engine thereunder will not prevent or prejudice the due performance by the Lessee of its obligations in respect of the return of the Engine to Lessor pursuant to Clause 19 (Re-Delivery);

                  (iii) Protection of Lessor's interest in the Engine the Lessee demonstrates to Lessor's reasonable satisfaction, if required to do so, that the priority, validity and enforceability of Lessor's rights, title and interest in the Engine or any Part will not be adversely affected by the sub-lease and that all reasonable steps have been taken to ensure the continued priority, validity and enforceability of such right, title and interest including recording such sub-lease as necessary or appropriate in the State of Registration to evidence and protect Lessor's interest;

                  (iv) Insurances the Insurances are in full force and effect in accordance with the terms of Clause 13 (Insurance) and, if the Sub-lessee is to maintain the Insurances during the term of the sub-lease, the Lessee will have furnished and from time to time will furnish to Lessor all such documents, evidence and information relating to such Insurances which the Lessee is required to furnish or cause to be provided under this Agreement and which Lessor may reasonably require in order to confirm that the Insurances are being so maintained by such Sub-lessee and are in full force and effect; and

                  (v)   English Law the sub-lease is governed by English Law;

                  (vi)  Good Repute the Sub-lessee is an Approved Air Operator.

            (c) The rights of any Sub-lessee will be subject and subordinate to the ownership interest of the Lessor, and to all terms of this Agreement and the Lessee shall notwithstanding any sub-lease remain liable to Lessor in respect of all the Lessee's obligations, undertakings and liabilities hereunder to the same extent as if such sub-lease had not occurred.

            (d) The Lessee agrees that Lessor may require that all rent and other sums payable and all rights under such sub-lease be assigned to Lessor as collateral security for the obligation of Lessee hereunder, provided that so long as no Termination Event or Potential Termination Event has occurred and is continuing, Lessee may retain all rent and other sums (or Lessor shall pay over same to Lessee promptly following its receipt thereof) and may exercise all rights in respect thereof).

            (e) Any "wet lease" of the Aircraft to which the Engine is installed shall not violate this Clause 12.12, provided that Lessee retains operational control of the Aircraft thereunder.

      12.13 Maintenance. The Lessee will at its own expense at all times during the Lease Period procure that the Engine and all the Parts is/are operated, maintained, serviced, repaired, overhauled, inspected, tested and modified by personnel properly qualified by the Aviation Authority so as to:

            (a) be in accordance with the Maintenance Programme and the Engine Maintenance Programme;

            (b) keep the Engine and the Parts in as good an operating condition as at Delivery, (ordinary wear and tear excepted) so that, in any event, its/their condition would comply with the requirements for a valid Certificate of Airworthiness for the Aircraft issued by the Aviation Authority;

            (c) comply with all maintenance, service, repair, overhaul, inspection and testing regulations, directives and instructions that are made mandatory by the Aviation Authority and the Engine Manufacturer and all other similar requirements that are applicable to the Engine and any of the Parts and all of the same will be due in accordance with the applicable manuals and bulletins published by the relevant manufacturer;

            (d) comply with all applicable laws and regulations of the State of Registration and any other country or territory to, from, in or over which the Aircraft may be operated or in which the Aircraft may be operated or in which the Engine or any Part be located from time to time except for immaterial or non-recurring violations with respect to which prompt corrective measures are taken upon the Lessee's discovery thereof; and

            (e) remedy any defect shown to be required by any inspection or survey carried out under Clause 12.3 (Inspection) so as to ensure that the Engine is placed in the condition required by this Clause 12.13;

      12.14 Obligation to Replace.

            (a) Lessee will promptly replace (or cause to be replaced) any Part which has become unserviceable, worn out, lost, destroyed, damaged beyond reasonable repair or otherwise unfit for use, time expired, or which requires repair, overhaul, modification, repetitive inspections or testing, if the Lessee is to fulfill its obligations under Clause 12.14 (Maintenance), or which has been confiscated, with an item of the same make and model or an improved or advanced version thereof, and having the same or greater value and utility to the Part replaced assuming such replaced Part were in the condition and repair required to be maintained by the terms hereof.

            (b)   Lessee will procure that all replacements made under paragraph
                  (a) above will become the property of the Lessor free of all Security Interests (except Permitted Liens) on or before installation on the Engine.

            (c)   The Lessee will not without the prior written consent of the
                  Lessor:

                  (i) transfer or relinquish possession, custody or control of any Part; or

                  (ii) install any Part in any engine unless such engine is owned by the Lessor unless the relevant Part has been replaced by a part which fulfills the requirements of sub-paragraph (a) and
                        (b) above.

            (d) All Parts removed from the Engine will remain the property of the Lessor no matter where located until such time as they are replaced in accordance with Clauses 12.14(a) and (b).

      12.15 Transportation and Storage of non-installed Engine and Parts. Lessee will ensure that the Engine or any Part which is not installed on the Aircraft or in the Engine, as the case may be, is properly and safely transported or stored in accordance with the Maintenance Manual and kept free from Security Interests (other than Permitted Liens).

      12.16 Modifications. The Lessee may carry out such additions to the Engine, with the approval of the Aviation Authority and in the case of a modification with the prior approval of Lessor, as the Lessee considers desirable in the conduct of its business, provided that no such addition materially or adversely alters the specifications or structure of the Engine, impairs the performance, utility or condition of the Engine, is contrary to the Engine Manufacturer's specifications, prejudices the Insurances or recovery thereunder, adversely affects the ability to replace or interchange parts, or is made with parts which cannot be removed without impairing the condition or airworthiness of the Engine or materially diminishing the value or altering the specification or structuring of the Engine.

      12.17 Notices of Title.

            (a) Form of Notice The Lessee will maintain an engraved fire-proof notice of title on the Engine of reasonable size and shape containing the following words:

                  "This Engine is owned by RRPF Engine Leasing Limited."

                  The parties agree that the placard appearing on the Engine at Delivery will be deemed to satisfy this Clause 12.17 if it is so maintained throughout the Lease Period.

            (b) Concealment of Notices The Lessee will ensure that the notice referred to in paragraph (a) above is legible and not covered, painted over or otherwise concealed.

            (c)   Other names or notices

                  The Lessee will procure that except for:

                  (i)   the notice of title referred to in this Clause 12.17;
                        and

                  (ii) the colours and insignia of the Lessee or the Engine Manufacturer,

                  the name of no other person will be placed anywhere on the Engine or any Part in such a way as might reasonably be supposed to indicate that that person owns or has an interest in the Engine or that Part

      12.18 Technical Documents

            (a) The Lessee will maintain accurate, complete and current records (including performance related information and trend monitoring data from time to time required by the Engine Management Programme) of all flights by the Aircraft and of all maintenance, modifications and repairs carried out to the Engine and any Part, and will maintain all other records, logs and documents which are required to be maintained in respect of the Engine by the Aviation Authority.

            (b) The records so kept will conform with the requirements from time to time in force of the Aviation Authority.

            (c) The records so kept will be part of the Technical Documents and will be the property of Lessor and at the end of the Lease Period the Lessee will (if so required) by any purchaser in accordance with normal practice) deliver the same to Lessor. Lessee will be entitled to make a copy of the same.

            (d) Each Technical Document will be in English (or accompanied by an English translation certified as accurate by an authorised officer of the Lessee.)

      12.19 Non-Discrimination

      In complying with the provisions of this Clause 12 the Lessee will not discriminate against the Engine or any Part in favour of any other engines or parts of the same type which are in the possession of and/or which are used by the Lessee.

      12.20 Replacement of Part

      Lessee may install any part upon the Engine not meeting the terms of Clause 12.14 above, where it would result in an unreasonable disruption of the operation of an Aircraft and/or the business of Lessee to ground an Aircraft until a part meeting the terms of Clause 12.14 above becomes available for installation on the Aircraft provided:

      (i) the owner and/or lessor as owner and lessor of that part and the mortgagee, as mortgagee of the part, has agreed in writing for the benefit of Lessor (not specifically, but generally as a lessor of the Engine to Lessee) that it will not acquire or claim, as against Lessor, any right, title or interest in the Engine as a result of such part being installed on the Engine at any time while the Engine is subject to this Lease; and

      (ii) as soon as reasonably possible after installation of the part on the Engine, Lessee removes any such part and replaces it with the Part replaced by it or by a part complying with the terms of Clause 12.14.

      If the part meets the terms of this Clause 12.20, Lessor agrees that neither this Lease nor any Lessor Security Interest will prejudice the interests of the owner, lessor or mortgagee of such part.

      12.21 Removal of Part

            Lessee may remove any Part from the Engine for installation on an engine of the same make and model number owned or leased by Lessee when there is not then available to Lessee at the time and in the place a part identical to the Part for installation on such engine and it would result in an unreasonable disruption of the operation of an aircraft and/or the business of Lessee to ground an aircraft until such a part becomes available for installation on such engine; provided, however, the owner or lessor of such engine or the aircraft upon which such engine is installed has agreed in the relevant lease or similar document that the installation of such Part on such engine or aircraft will not, upon such installation, become the property of such lessor or subject to any Security Interest and provided further that the Lessee remove such part from such engine and re-install it upon the Engine as soon as reasonably possible.

13. INSURANCE

      13.1 Insurance definitions. In this Agreement:

            (a) "Approved Broker" means a nationally recognized insurance broker designated by Lessee;

            (b) "Approved Underwriter" means an insurer of internationally recognized reputation and responsibility with substantial capacity for insurance underwriting;

            (c) "Hull Insurances" means the Insurances required by the terms of Clauses 13.3(b) and (c);

            (d) "Insurers" means the underwriters or insurance companies with whom any of the Insurances is effected;

            (e) "Liability Insurances" means the insurances required by the terms of Clause 13.3(d).

            (f) "Property Damage" includes injury to, destruction of, or the loss of use of property;

            (g)   "Required Amount" means [***]

            (h)   "Required Liability Amount" means $350,000,000; and

            (g) "Spare Engine Insurance" means the Insurances required by the terms of Clause 133(a).

      13.2 Scope of Insurances. On or before Delivery and throughout the Lease Period and in the case of any products (completed operations) liability insurance for an additional period of two years after the termination of the Lease Period for whatever reason (except that Lessee's obligation with respect to products (completed operations) liability insurance during such additional period shall be only to have each Indemnitee named as an additional insured under whatever products liability insurance it then maintains), the Lessee will, at its expense, take out and at all times maintain in fun force and effect insurances through Approved Brokers with Approved Underwriters in the names of Lessor and Lessee as their interests may appear against

            (a)   loss or damage to the Engine; and

            (b)   any liability for:

                  (i) injury (including bodily injury and personal injury) to passengers and third parties;

                  (ii) damage (including Property Damage) to baggage, cargo, mail, public and private property (whether owned by cargo consignors or third parties); and

                  (iii) any other claims customarily insured against under
                        comprehensive airline legal liability insurance.

      13.3  Types of Policy. Without prejudice to the generality of sub-clause
            13.2 (a) above, the Lessee will effect and maintain or will procure that there is effected and maintained:

            (a) At all times when the Engine is not insured as part of the Aircraft under Clause 13.3(b) and (c) spare engines all risks insurance (including war and allied perils to the extent commonly available and customarily carried by major U.S. commercial air carriers) covering all risks of physical loss or damage howsoever occasioned in respect of the Engine or any Parts (whether installed on the Engine or, for the time being, removed from the Engine), in an amount not less than the Required Amount on an agreed value basis, whether or not the Engine or any Part is running or being worked upon at the time of such physical loss or damage;

            (b) at all times when the Engine is installed on an Aircraft, an aviation hull all risks cover on the Engine for its use on the Aircraft for an amount in addition to the agreed value of the Aircraft which will cover the Engine for not less than the Required Amount on an agreed value basis; and

            (c) at all times when the Engine is installed on an Aircraft if Lessee (or any Sub-lessee) shall at any time operate or propose to operate such Aircraft in any area of recognized or threatened hostilities, or if war-risk, hijacking or allied perils insurance is maintained by Lessee (or such Sub-lessee) with respect to other aircraft owned or operated by Lessee (or such Sub-lessee) on the same routes or in such areas, or if such Aircraft is operated outside the United States or Canada, war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas and in no event in an amount less than (x) the Required Liability Amount with respect to liability coverage and (y) the values stated in Clause 13.3(b) with respect to hull coverage, and such insurance shall, to the extent available, cover the perils of (i) war, invasion acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power; (ii) strikes, riots, civil commotion or labor disturbances; (iii) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional; (iv) any malicious act or act of sabotage; (v) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for tide or use by or under the order of any government (whether civil, military or de facto) or public or local authority; and
                  (vi) hijacking or any unlawful seizure or wrongful exercise of control of such Aircraft or the Engine or of crew in flight (including any attempt at such seizure or control) made by any person or persons on board such Aircraft acting without the consent of Lessee (or such Sub-lessee); and

            (d) comprehensive airline legal liability including general third party legal liability cover being coverage including but not limited to bodily injury, personal injury and Property Damage for passengers and third parties and also including products liability for not less than the Required Liability Amount covering each Indemnitee. In addition the cover shall include, to the extent commonly available and customarily carried by major U.S. commercial air carriers, all claims for risks excluded by the War Hijacking and Other Perils Exclusion Clause AVN48B (or any equivalent clause).

      13.4 General Provisions of all Insurances. Lessee will procure that each insurance policy specified in Clause 13.3:

            (a) covers at least such risks as are customarily insured against in the airline business under such policy;

            (b) is in accordance with sound United States domestic airline practice;

            (c) waives any rights the Insurers may have to set-off or counterclaim against or reduce any insurance proceeds due and payable to the Lessor (or, is applicable, the Security Trustee) as loss payee other than unpaid premiums in respect of the Engine;

            (d) contains a provision waiving any and all rights of subrogation the Insurers have or may acquire against any Indemnitee and a provision requiring the Insurers not to exercise rights of subrogation against any third party without the consent of the Indemnitees, such consent not to be unreasonably withheld;

            (e) contains a provision whereby such policy in respect of any Indemnitee will not be invalidated by any act or omission (including misrepresentation and non-disclosure) of any other person or party which results in a breach of any term, condition or warranty of such policy provided that the Indemnitee so protected has not caused contributed to or knowingly condoned the said act or omission;

            (f) contains a provision requiring the Insurers to provide the Agent and Lessor with a written notice of any cancellation of such insurance or any material modification of such insurance and that such cancella-tion or modification will not be effective as to the interest and/or benefits of any Indemnitee for 30 days (but 7 days or such lesser period as may be customarily available as respects war risks insurance) after the written notice of such cancellation or modification is received by the Agent and the Lessor as the case may be; and

            (g)   operates on a world wide basis, subject to war exclusions.

      13.5 Provisions of Spares Insurance and Hull Insurance Lessee will procure that each insurance policy specified in Clause 13.3(a), (b) and (c):

            (a) notes the interest of the Lessor (and, if notified by Lessor names the Security Trustee, the Agent and the Banks) as additional insureds without obligation to pay, but with the right to pay, premiums and premium installments;

            (b) contains an endorsement naming the Lessor (or, if notified, by Lessor, Security Trustee) as sole loss payee for the Required Amount of the Engine, if the amount payable by the Insurers upon any claim is less than $250,000, the Lessee will be loss payee unless and until the Agent notifies the Approved Broker or the Insurers that a Termination Event has occurred and is continuing;

            (c) provides in the event of separate insurances being arranged to cover the "All-Risk" hull insurance and the "War-Risk" and related insurance, that the underwriters subscribing to such insurances agree to a 50/50 claims funding arrangement in the event of any dispute as to which insurance is applicable; and

            (d) provides for deductibles which are not in excess of the standard in the airline industry available to major United States commercial air carriers.

      13.6 Provisions of Liability Insurances. Lessee will procure that insurance policy specified in Clause 13.3(d):

            (i) names each of the Indemnitees as additional insured without obligation to pay, but with the right to pay, premiums and premium installments thereunder;

            (ii) contains a severability of interests clause which provides that the policy or policies will operate in all respects (save only for the limit of liability) as if a separate policy had been issued to each insured thereunder;

            (iii) is primary without right to contribution from any other insurance; and

            (iv) has deductibles in respect of passengers' baggage and in respect of cargo, not in excess of standard deductibles in the airline industry available to major United States airlines.

      13.7  Insurance Covenants. During the Lease Period the Lessee will:

            (a) not without the prior consent of the Lessor consent or agree to any act or omission which renders any of the Insurances invalid, void, voidable or unenforceable;

            (b) not cause or permit the Engine or the Aircraft to be used for any purpose or in any manner inconsistent with the provisions of any warranties, express or implied, outside the geographical limits of or otherwise outside the cover provided by, any Insurance or to be used or kept for any purpose or, in the case of the Aircraft, to carry any cargo in any manner or in any place not permitted by any Insurances or in either case in any manner contrary to applicable law;

            (c) comply with the terms of each Insurance and duly pay all premiums, calls, contributions or other sums of money from time to time payable in respect of the Insurances;

            (d) on request of Lessor in advance of any renewal date, procure that the Approved Brokers will promptly confirm in writing to the Agent and the Lessor as and when the renewal of all the Insurances is effected, and in any case, no later than the relevant renewal date;

            (e) forthwith upon (and in any event no later than 5 days after) the effecting of any Insurances, produce certificates evidencing and describing in reasonable detail those Insurances;

            (f) if it receives payment of any moneys in respect of Insurances and the Engine save as provided in this Agreement, forthwith pay over the appropriate amount, if any, to the Lessor and until paid over such moneys will be held in trust for the Lessor by the Lessee;

            (g) procure that the Approved Brokers will furnish the Agent and the Lessor with a letter or letters of undertaking and a certificate or certificates of insurance in such form as may from time to time be reasonably required by the Lessor in accordance with market practice for aircraft and jet engine financings for major United States airlines; and

            (g) comply with all legal requirements as to insurance of the Aircraft and the Engine which may be imposed by the laws of the State of Registration or any state to, from or over which the Aircraft shall be flown insofar as they affect or concern the operation of the Aircraft and in particular those requirements compliance with which is necessary to ensure that
                  (i) the Aircraft or Engine is not in danger of detention or forfeiture; (ii) the Insurances remain valid and in full force and effect and (iii) the interests of the Indemnitees in the Insurances and the Engine or any Part thereof are not thereby materially prejudiced.

      13.8  Application of insurance proceeds.

            (a) Any proceeds of Hull Insurances and Spares Insurances in respect of the Engine will be applied as follows:

                  (i) In the case of a Total Loss, so much of such payments as shall be required to fulfill Lessee's obligation under
                        Section 14.2 shall be paid as provided therein and the balance, if any, of such payment remaining thereafter shall be paid to Lessee.

                  (ii) In the case of damage not constituting a Total Loss, such payment shall be applied in payment (or to reimburse Lessee) for repairs or for replacement property in accordance with the terms of this Lease, if not already paid for by Lessee, and any balance remaining after compliance therewith with respect to such loss shall be paid to Lessee provided that, prior to the repair of the Engine, Lessor may, but shall have no obligation to, disburse insurance proceeds held by it to Lessee.

            (b) Any amount referred to in sub-Clause (a) above which is payable or creditable to or retainable by Lessee shall not be paid or credited to or retained by Lessee if, at the time of such payment, credit or retention, a Termination Event or Potential Termination Event shall have occurred and be continuing hereunder but shall be paid to and held by Lessor as security for the obligations of Lessee under this Lease and applied against Lessee's obligations hereunder as and when due, and at such time as there shall not be continuing any such Termination Event or Potential Termination Event, such amount shall be paid to Lessee to the extent not previously applied in accordance with the terms hereof.

      13.9 Additional Insurances. Nothing herein shall limit or prohibit Lessee from maintaining additional insurance provided that no such insurance may be maintained that would limit or prejudice the coverage of any Insurance required to be maintained by Lessee hereunder.

      13.10 Power of Lessor to Ground Aircraft and to Insure. If the Lessee fails to effect or maintain in full force and effect in accordance with the provisions of this Clause 13 any of the Insurances required to be effected by the Lessee hereunder, or if the Lessee operates the Engine in a manner outside the scope of the Insurances: (1) the Lessor may by written notice to the Lessee require the Lessee to ground the Aircraft and/or cease to operate it in such manner; and/or (2) the Lessor, the Agent or the Security Trustee will be entitled (but not bound):

            (a) to pay any premiums or to effect any such Insurances which the Lessee has so far failed to effect or otherwise to remedy such failure in such manner as Lessor or the Security Trustee considers appropriate or to effect any additional insurances which the Agent or the Security Trustee may consider necessary to protect the interests of the Indemnitees under this Agreement and in the Engine and any amount expended by Lessor or the Agent or the Security Trustee in effecting such Insurances or such additional insurances will be repayable by the Lessee to Lessor together with interest thereon at the Default Rate from the date of such expenditure to the date of payment thereof by the Lessee (both before and after any relevant judgment); and/or

            (b) to require the Aircraft or the Engine to remain at any airport or (as the case may be) to proceed to and remain at any airport designated by Lessor until such failure is remedied to the satisfaction of Lessor.

      13.11 Currency. All insurances and reinsurances effected pursuant to this Clause 13 and all premiums in respect thereof shall be payable in dollars.

      13.12 Indemnification by Government in Lieu of Insurance. During any period that the Engine shall have been requisitioned for use by, or possession of the Engine shall have been transferred to, the United States government, Lessor agrees to accept, in lieu of insurance against any risk with respect to the Engine described in Clause 13, indemnification from, or insurance provided by, the United States government against such risk in any amount that, when added to the amount of insurance, if any, against such risk that Lessee (or any Sub-lessee) may continue to maintain, in accordance with this Clause 13, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Clause 13. Any such indemnification or insurance provided by the United States government shall provide protection no less favorable to the Lessor, after taking into account any insurance the Lessee or any Sub-lessee may continue to maintain, than insurance coverage that would comply with the terms of this Clause 13. Lessee shall promptly furnish to Lessor any information, documentation or certificates relating to such indemnity or insurance as Lessor shall reasonably request.

14.   TOTAL LOSS

      14.1  Total Loss Definitions. In this Agreement

            (a)   "Total Loss" means:

                  (i) the actual, constructive, arranged, agreed or compromised total loss of the Engine (including any damage to the Engine which results in an insurance settlement on the basis of total loss); or

                  (ii) the destruction to, or the damage beyond repair to or the rendering permanently unfit for normal use for any reason whatsoever of the Engine; or

                  (iii) the Compulsory Acquisition of the Engine; or the
                        requisition for use or hire of the Engine by any governmental authority other than the United States government for a period exceeding 60 days; or

                  (iv) the hi-jacking of the Aircraft, the theft or disappearance of the Engine, resulting in loss of possession by the Lessee for a period exceeding 30 days; or

                  (v)   an event described in Clause 12.12(a)(i)(5);

            (b) "Total Loss Date" means the earlier of the date upon which Loss Proceeds not less than the Required Amount have been received by Lessor or the Security Trustee with respect to a Total Loss and:

                  (i) in the case of an actual total loss or destruction, damage beyond repair, or being rendered permanently unfit, noon (London time) on the date on which such loss, destruction, damage or rendition occurs (or, if the date of loss or destruction is not known, the date on which the Engine or the Aircraft upon which the Engine has been installed was last heard of);

                  (ii) in the case of a constructive, arranged, agreed or compromised total loss, whichever will be the earlier of
                        (1) the date on which notice claiming such total loss is issued to the Insurers or Approved Brokers, and (2) the date on which such loss is agreed or compromised by the Insurers;

                  (iii) in the case of Compulsory Acquisition or requisition for use or hire, the expiration of the said period of 60 days (or, if earlier, the date on which the Insurers make payment on the basis of a total loss);

                  (iv) in the case of hi-jacking of an Aircraft upon which the Engine has been installed, theft or disappearance, the final day of the said period of 30 days; or

                  (v) in the case of an event described in Clause 12.12(a)(i)(5), the date on which such event has occurred;

            (c)   "Total Loss Payment Date" has the meaning set out in Clause
                  14.2;

            (d) "Loss Proceeds" means the proceeds of any insurance or any compensation for requisition or similar payment and in respect of a Total Loss, less any expenses incidental to the collection thereof.

      14.2 Payment on Total Loss. If the Engine becomes a Total Loss during the Lease Period, the Lease Period will terminate on the Total Loss Date (but without prejudice to the continuing obligations of the Lessee in respect of payments and indemnities and otherwise) and the Lessee will upon the earlier of the following dates ("Total Loss Payment Date"):

            (a) the date on which the Loss Proceeds are received by the Lessor or Security Trustee, as the case may be; or

            (b)   30 days after the Total Loss Date,

            pay or procure the payment to Lessor of an amount equal to all amounts of Rent and any other sums due to Lessor as of the Total Loss Payment Date and all amounts of Rent that would have fallen due after the Total Loss Payment Date and during the Lease Period but for termination as aforesaid (assuming Rent accrued on a daily basis hereunder and that each installment of Rent is calculated at the amount prevailing for the Rent Period immediately prior to the Total Loss Date) less the amount of the Loss Proceeds actually beneficially received by Lessor or the Security Trustee, as the case may be, as at that date and less a discount on such sum for early settlement at a rate equal to LIBOR plus 0.86%.

      14.3 Proceeds. Upon the receipt of the Loss Proceeds by the Lessor or the Security Trustee, as the case may be, (i) Lessor shall promptly pay (or procure that the Security Trustee pays) to Lessee the amount, if any, that the Loss Proceeds exceeds any amount remaining to be paid to Lessor by Lessee pursuant to Clause 14.2, or (ii) if the Lessee has already paid to Lessor the amounts required by Clause 14.2, Lessor will promptly pay to the Lessee the amount of the Loss Proceeds. Promptly after the date that Lessor or the Security Trustee, as the case may be, has received the amounts required by Clause 14.2, Lessor will sell the Engine to Lessee in accordance with the terms set out in Schedule 4

      14.4 Claim. Each of Lessor and the Lessee will, upon the request of the other, promptly execute such documents as may be required to enable the other to abandon the Engine to the Insurers and/or claim a constructive total loss and will give all possible assistance in pursuing the said claim.

      14.5 Continuation of Payment of Rent. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding termination of the Lease Period pursuant to Clause 14.2 (Payment on Total Loss), if the Engine becomes a Total Loss the Lessee will continue to pay to Lessor amounts equal to the Rent payable under Clause 8.1 (Obligation to pay Rent) at the times therein mentioned until payment of the amounts payable under Clause 14.2 (Payment on Total Loss) in full as if the Lessee had continued to have the use of the Engine until such payment.

      14.5 Surviving Parts. If a Total Loss of the Engine occurs where any Part or Parts (in this Clause 14.5 "Surviving Parts") have not become a Total Loss, Lessor will, subject to any rights of the Insurers, at the request of the Lessee, but subject always to any applicable rights of salvage, if all amounts due and payable to Lessor under this Agreement have been paid, transfer title to those Surviving Parts to the Lessee, free and clear of all Lessor's Security Interest.

15.   REQUISITION FOR HIRE

      Notwithstanding any other terms of this Agreement and to the exclusion of any implication to contrary effect it is agreed that:

      (a) if the Engine or the Aircraft is requisitioned for hire by any governmental or other competent authority during the Lease Period then, unless and until such requisition results in the Engine becoming a Total Loss and the Lessee has paid in full all amounts due under Clause 14.2 (Payment on Total Loss), this Agreement will (subject to the provisions of Clause 17 germination by Lessor)) continue in full force and effect for the remainder of the Lease Period subject however to the following provisions that:

            (i) the Lessee will be entitled to all requisition hire paid to Lessor or to the Lessee by such governmental or other competent authority on account of such requisition provided that it has paid in full the amount referred to above;

            (ii) Lessor will, provided the Lessee has paid all amounts then due and payable to Lessor and no Termination Event or Potential Termination Event has occurred, pay any such hire to the Lessee immediately upon receipt;

            (iii) Lessor will be entitled to all compensation payable in respect of any change in the structure or condition of the Engine arising during the period of requisition for hire. Lessor will, provided the Lessee has paid all amounts then due and payable to Lessor and no Termination Event or Potential Termination Event has occurred, apply such compensation in reimbursing the Lessee for the cost of complying with its obligations under sub-Clause (iii) above;

      (b)   if the Engine is under requisition for hire at the Term Date:

            (i) this Agreement will (unless otherwise agreed between the parties hereto) nevertheless be terminated at such end but without prejudice to the accrued rights of the parties and the Lessee's obligations in respect of payment and indemnities and Lessor will be entitled to receive and retain any requisition hire payable in respect of the period from the expiry of the Lease period;

            (ii) the Lessee will, if it is prevented by reason of the requisition for hire from redelivering the Engine in accordance with Clause 19 (Redelivery), be relieved from its obligation so to do but will consult with Lessor as to the most convenient method of enabling Lessor to obtain redelivery of the Engine when the Engine is released from such requisition.

            except that, if Lessee at the Term Date has complied with its obligations hereunder, Lessor will sell the Engine to the Lessee on the terms set out in Schedule 4.

16.   INDEMNITY

      16.1 Indemnity. Subject to the terms of Clause 16.2 below, the Lessee hereby undertakes and assumes liability for and hereby agrees (whether or not Delivery occurs) to keep each Indemnitee fully indemnified at all times (whether during or after the Lease Period) from and against

            (a) any and all losses, liabilities, actions, suits, demands, claims, proceedings, penalties, fines, damages, judgments and other sanctions including, but without limitation, in respect of the bodily injury or personal injury to any person or Property Damage to or loss of the property of any person or any loss of any other nature suffered by any person (but excluding consequential, incidental or special damages and loss of anticipated profits),

            (b) any and all out-of-pocket costs, expenses and disbursements (including without limitation out-of-pocket legal fees and expenses and costs of investigations and inspections and the removal of obstructions) and any costs incurred by any Indemnitee in the exercise by or of any of its rights and powers following a Termination Event (but excluding, in any event, any overhead expenses or salaries), of whatsoever kind and nature which may be imposed on, suffered by, incurred by, or asserted at any time (whether before, during or after the Lease Period) against any Indemnitee (collectively, "Expenses"), the Engine or any Part as a result of or in any way connected with or arising directly or indirectly from:

            (v)   this Agreement;

            (w) any act or omission which invalidates any of the Insurances (except to the extent any such invalidation arises from an act or omission of any Indemnitee);

            (x) the design, manufacture, testing, maintenance, repair, performance, transportation, refurbishment, condition, service, overhaul, modification, change, alteration, loss, damage, removal or storage, purchase, ownership, delivery, non-delivery, import, export, possession, use, operation, management, control, charging, registration, non-registration, leasing, of the Engine, the Technical Documents or any Part or any part installed on the Engine or in any Part (either in the air or on the ground and whether or not attributable to a defect in the Engine or any Part thereof or to the design testing or use thereof or otherwise);

            (y) the retaking of possession of the Engine or any Part and entering upon any premises and the detention of and entry upon any aircraft for this purpose following a Termination Event.

      16.2 Exceptions. Notwithstanding anything contained in Clause 16.1, Lessee shall not be required to keep any Indemnitee fully indemnified pursuant to Clause 16.1 with respect to any one or more of the following:

            (a) For any Taxes or loss of Tax benefits or increase in Tax liability, whether or not covered by Clause 9, or an Expense the cost of which such Indemnitee has agreed in writing to bear notwithstanding the provisions hereof;

            (b) For any Expense to the extent caused by acts or events occurring prior to the Delivery of the Engine to Lessee (unless caused by Lessee during its inspection of the Engine) or after (but not attributable to acts, events or conditions occurring or existing prior to) the earlier of the expiration of the Lease Period or the Lessor's repossession of the Engine;

            (c) For any Expense resulting from, or that would not have been imposed but for, any Lessor's Security Interest;

            (d) For any Expense directly or indirectly attributable to any transfer (voluntary or involuntary) by or on behalf of Lessor or any other Indemnitee of any interest in the Engine (except pursuant to Clause 17) or this Agreement or

            (e) For any Expense directly or indirectly attributable to the gross negligence or willful misconduct of, or the breach of any representation, warranty or covenants by, or any default by, any Indemnitee (or their respective directors, officers, agents, servants or employees acting on behalf of such Indemnitee).

      16.3 Gross-Up. The Lessee agrees that if it is required to make any payment of any kind to any person pursuant to this Clause 16 the Lessee will make such payment by paying to such person a sum which, after taking into account all Taxes required to be paid by such person in respect of the receipt of such payment under the law of any Taxing Authority (net of any savings in Taxes realized by such person as a result of the event giving rise to such payment) will be equal to the amount of such payment required to be made to such person. If any person receiving a payment from the Lessee pursuant to this Clause 16 realizes a savings in Taxes as a result of the event giving rise to such payment, and such savings have not taken into account pursuant to the preceding sentence, such person shall pay to the Lessee an amount equal to such savings in Taxes plus any additional Tax savings realized as a result of payment to Lessee pursuant to this sentence.

17.   TERMINATION BY LESSOR

      17.1 Termination Events. The parties hereby agree that if any of the following events occur, it will constitute a "Termination Event under this Agreement:

            (a)   Breach by Lessee

                  (i) the Lessee fails to pay within two (2) Business Day of the due date any amount payable by it under this Agreement; or

                  (ii) any representation or warranty in this Agreement made by Lessee was on the date hereof untrue in any respect; or

                  (iii) the Lessee fails to comply with any other provision of this Agreement applicable to Lessee and (except in the case of paragraph (c) below or clause (i) above or any failure which is not capable of being cured) such failure is not remedied for a period in excess 15 Business Days; or

            (b)   Insurance

                  (i) Insurance is not maintained in accordance with the provisions of this Agreement; or

                  (ii) the Engine or the Aircraft is operated at a time when the Insurances are not in effect;

            (c)   [***]

            (d) Consents any authorization, approval, consent of licence or registration required by the Lessee to be obtained and renewed by the Lessee to act as an air carrier or to operate the Engine and the Aircraft is adversely modified, withheld, revoked, suspended, withdrawn, not renewed or cancelled (an "Authorization Default") and such Authorization Default has a material adverse effect on the Lessee's ability to perform its obligations hereunder or materially affects the interest of the Lessor in the Engine; or

            (e) Insolvency the Lessee, or any Subsidiary is deemed for the purposes of any relevant law to be unable to pay its debts, or the Lessee or any Subsidiary becomes unable to pay its debts as they fall due or the value of its assets falls to less than the amount of its current liabilities, or the Lessee or any Subsidiary otherwise becomes insolvent, or the Lessee or any Subsidiary suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so; or

            (f) Administration an application for an administration order in relation to the Lessee or any Subsidiary is presented to the court by the Lessee or any Subsidiary or its respective directors, the supervisor of a voluntary arrangement relating to the Lessee or any Subsidiary, as the case may be, or any other enactment, or such an order is made on the application of a creditor or creditors of the Lessee or any Subsidiary as the case may be or any meeting of the Lessee, or any Subsidiary is convened for the purpose of considering any resolution to present an application for such an order; or

            (g) Scheme of Arrangements etc. any formal steps are taken with a view to proposing (under any enactment or otherwise) any kind of composition, scheme of arrangement, compromise or arrangement involving the Lessee or any Subsidiary and its respective creditors generally (or any class of them); or

            (h) Appointment of Administrative Receiver any administrative or other receiver or any manager of the Lessee or any Subsidiary or any of its respective property is appointed or the directors of the Lessee or any Subsidiary requests any person to appoint such a receiver or manager; or

            (i) Winding Up any meeting of the Lessee or any Subsidiary is convened for the purpose of considering any resolution for (or to petition for) its winding up, the Lessee or any Subsidiary passes such a resolution, or the Lessee or any Subsidiary or any other person (except its creditors) presents any petition for the Lessee's or any Subsidiary's winding up, or an order for the Lessee's or any Subsidiary's winding up is made on the petition of any of its creditors; or

            (j) Steps taken with a view to dissolution any steps are taken with a view to the dissolution of the Lessee or any Subsidiary; or

            (k) Corresponding events in other jurisdictions there occurs, in relation to the Lessee or any Subsidiary, in any country or territory in which it carries on business or to the jurisdiction of whose courts it or any of its property is subject any event which appears to Lessor to be analogous in that country or territory to any of those mentioned in paragraphs (f) to (k) inclusive above or the Lessee or any Subsidiary otherwise becomes subject, in any such country or territory, to any law relating to insolvency, bankruptcy or liquidation and in each case the same has a material adverse effect on the Lessee's ability to perform its obligations hereunder; or

            (l) Cessation of Business the Lessee ceases or threatens to cease to carry on all or a substantial part of the business conducted by it at the date hereof; or

            (m) Illegality it becomes impossible or unlawful or contrary to any regulation for the Lessee to fulfill any of the material terms of this Agreement or for Lessor to exercise any material right or power vested in it under this Agreement.

            (n) State of Registration and Place of Incorporation any circumstances occur or are threatened in relation to the State of Registration or the place of incorporation of the Lessee which in the opinion of Lessor may imperil the interests of Lessor under this Agreement unless other arrangements satisfactory to Lessor are made to remove such imperilment

      17.2 Lessor's rights following a Termination Event. If a Termination Event has occurred, Lessor may at its option (and without prejudice to any of its other rights under this Agreement), at any time thereafter:

            (a) by notice to the Lessee and with immediate effect terminate the Lease Period (without prejudice to any of its rights and the continuing obligations of the Lessee under this Agreement); and/or

            (b) proceed by appropriate court action to enforce performance of this Agreement and/or to recover damages for the breach of this Agreement; and/or

            (c) take possession of the Engine and/or detain the Aircraft or any Part for the purposes of taking the steps necessary to remove the Engine therefrom, for which purpose Lessor may enter any premises belonging to or in the occupation of or under the control of Lessee where the Engine or Aircraft may be located and Lessor is hereby irrevocably by way of security for the Lessee's obligations under this Agreement appointed attorney for the Lessee in causing the redelivery of the Engine and will have all the powers and authorizations necessary for taking that action; and/or

            (d) sell or cause to be sold the Engine at public or private sale, as the Lessor may determine, free of any rights of the Lessee.

      17.3 Limitations under CRAF. Notwithstanding the provisions of Clause 17, during any period that the Engine is subject to CRAF in accordance with the provisions hereof and in the possession of the U.S. Government, Lessor shall not, as a result of any Termination Event, exercise its remedies hereunder in such manner as to limit Lessee's control under this Lease (or any Sub-lessee's control under any Sub-lease) of the Aircraft, Airframe or such Engine, unless at least 30 days' (or such other period as may then be applicable under CRAF) written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (and any

            Sub-lessee) with a copy to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing Lessee's (or any Sub-lessee's) participation in CRAF with respect to the Aircraft, Airframe or any Engine.

      17.4 Total Loss. Notwithstanding the provisions of Clause 17.1, any event of condition that constitutes a Total Loss shall not constitute a Termination Event.

18.   TERMINATION PAYMENTS

      18.1  Termination Payments due on termination of Lease Period.

            (a) Upon termination of the Lease Period in accordance with Clause 17 (Termination by Lessor) the Lessee will pay to Lessor such sum or sum's (by way of agreed compensation for loss of bargain and not as a penalty) as will equal the aggregate of:

                  (i) all costs and expenses incurred by Lessor arising out of such termination including but without limitation any amounts incurred in recovering possession of the Engine or any Part;

                  (ii) all amounts of Rent and other sums due and payable to Lessor at the date of such termination under this Agreement, together with interest thereon as provided herein; and

                  (iii) whether or not the Lessor shall have exercised its right to repossess or sell the Engine, or shall thereafter at any time exercise such right, a sum equal to the excess, if any, of the Stipulated Loss Value as of the Rent Date immediately preceding the date of such Termination Event over the net proceeds, if any, received by Lessor from the sale of the Engine and any Parts.

            (b) Upon termination of the Lease Period in accordance with Clause 14 (Total Loss) the Lessee will pay to Lessor all amounts of Rent and other sums due to Lessor as at the date on which Rent ceases to accrue in accordance with Clause 14.

            (c) In the event that after a Termination Event and Lessor's termination of this Agreement or its repossession of the Engine, Lessee has paid to Lessor in full all amounts payable under Clause 18.1(a) to it hereunder, Lessor shall sell the Engine to Lessee in accordance with the terms of Schedule 4, but for the purposes of this Clause 18.1(c) only references made to the "Term Date" in Schedule 4 shall mean the date upon which Lessee has paid to Lessor in full all amounts payable under Clause 18.1(a).

      18.2 Cost of Effecting Compliance. If the Lessee fails to comply with any of its obligations under this Agreement, Lessor may, without being in any way obliged so to do, or responsible for so doing, and without prejudice to the ability of Lessor to treat non compliance as a Termination Event, effect compliance on the Lessee's behalf and if Lessor incurs any expenditure in effecting such compliance, Lessor will be entitled (without prejudice to

            Clause 18.1 (Termination Payments)) to recover such expenditure from the Lessee together with interest thereon at the Default Rate from the date upon which such expenditure was incurred by Lessor until the date of reimbursement thereof by the Lessee (both before and after any relevant judgment).

19.   REDELIVERY

      19.1 Method of Redelivery. Except in the event of a Total Loss of the Engine or purchase of the Engine by Lessee pursuant to this Agreement, the Lessee will on the termination of the Lease Period howsoever caused, if requested so to do by Lessor, redeliver the Engine to Lessor free of all Security Interests (other than any Lessor's Security Interests) and Lessor will accept such redelivery at Rolls-Royce Derby, England or such other location as may be mutually agreed between the parties or, in the event of a termination of this Agreement by Lessor pursuant to Clause 17 (Termination by Lessor), at such location in the United States of America or in the United Kingdom as Lessor may require.

      19.2  Redelivery Condition

            The Lessee will at the Lessee's expense redeliver the Engine in a condition so as to demonstrate that the Lessee has in all respects complied with its obligations under Clause 12.13 and 12.14 as to maintenance, repair and general upkeep of the Engine and in particular:

            (a)   General Conditions

                  The Engine will:-

                  (i) have been maintained and repaired in accordance with the Maintenance Programme and the Engine Management Programme, and shall be certified by Lessee as being serviceable in accordance with FAA requirements;

                  (ii) have all of its equipment, components and systems functioning in accordance with their intended use;

                  (iii) shall be in compliance with all applicable mandatory airworthiness directives applicable to the Engine as issued by the FAA and all mandatory manufacturer's service bulletins applicable to the Engine with a due date for compliance on or before the Term Date, provided that the necessary service bulletin and are available to the Lessee prior to the Term Date;

                  (iv) have had accomplished on it all outstanding deferred maintenance items. All replacement Parts shall have been installed on the Engine in accordance with Clause 12.12 (Obligation to Repair); and

                  (v) have, and be in compliance with, a valid serviceable tag issued by a party authorized by the Aviation Authority.

            (b)   Condition of Controlled Components

                  (i) Engine Cycle controlled components (Group A parts) at the date of redelivery shall have remaining as a minimum 3000 Cycles of the declared life quoted in the latest issue of the time limits manual issued by the Engine Manufacturer.

                  (ii) Any components controlled by Flight Hours shall have as a minimum 4,000 Flight Hours remaining before scheduled removal for refurbishment, test, disassembly or replacement.

                  (iii) All components controlled on a calendar basis shall have remaining at least 12 months before scheduled removal for refurbishment, test, disassembly or replacement.

            (c) Condition of the Engine At the time of redelivery of the Engine each module or non modular component fitted to the Engine shall have at least 50% of Soft Time life remaining until refurbishment would be required by Soft Time limitation if a shop visit was to occur. In addition, the Engine shall have had a borescope inspection immediately prior to redelivery and Lessee shall have rectified all defects revealed by such inspection that are beyond the limits set out in the relevant manual; and the Engine shall be capable of certificated, full-rated performance without limitations throughout the entire operating envelope as defined in the relevant Airplane Flight Manual.

            (d)   Technical Documents

                  At the date of redelivery the Lessee shall deliver to Lessor a copy of the Technical Documents (including current revisions thereto) which shall, for the purposes of this Clause, include:

                  (i) the last Shop Visit Work Package for each module and any documents/records that are pertinent to the Engine, including the life limited parts status list and the historical records substantiating the life limited parts current status "back to birth" records; and

                  (ii) a statement of the stage which has been reached in the Maintenance Programme.

                  The information described in the Technical Documents shall be provided to Lessor in the form and manner in which the Lessee maintains such information, and shall include data peculiar to the Engine. All Technical Documents provided to Lessor at the date of redelivery shall be listed and described by the Lessee's title or description. All Technical Documents provided to Lessor shall be in good condition, readable and capable of being reproduced using standard reproduction processes, complete, up to date and accurate as to content. Further, the Lessee shall provide to Lessor, if requested by Lessor such advance copies of any of the Technical Documents as Lessor may reasonably desire or require in order to plan or accomplish recertification, modification, sale, lease or otherwise dispose of or utilise the Engine upon receipt of the Engine by Lessor.

      19.3  Non-compliance

            If the condition of the Engine does not comply with this Agreement at the time of redelivery, Lessee will at its option either:

            (a) immediately rectify the non-compliance and the Lease Period will be automatically extended and this Agreement will remain in force until the non-compliance has been rectified; or

            (b) redeliver the Engine to Lessor and indemnify Lessor, and promptly pay to Lessor such amount as Lessor must pay for putting the Engine into the condition required by this Agreement.

20.   MISCELLANEOUS

      20.1 Transferability. Lessor covenants and agrees for the benefit of the Lessee as follows:

            (a) Lessee agrees that Lessor will be entitled at any time to transfer title to the Engine subject to and with the benefit of this Agreement to any other person, provided that any such transferee shall not be entitled to any greater rights under this Agreement than those enjoyed by Lessor prior to any such transfer and that any out of pocket costs incurred by the Lessee in preparation or execution of any waivers, discharges, amendments or other documents which the Lessee may reasonably be required to enter into in respect of such transfer of title or the grant of any security interest over the Engine and the benefit of this Agreement shall be borne by the Lessor.

            (b) No assignment or transfer may be made by the Lessee of all or any of its rights in respect of the Engine or this Agreement without the prior written consent of Lessor.

      20.2 Further Assurance. The Lessee agrees from time to time, and at the Lessee's expense, to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by Lessor to establish, maintain and protect the rights and remedies of Lessor and to carry out and effect the intent and purpose of this Agreement.

      20.3  Expenses

            The Lessee will reimburse Lessor:

            (a) for all charges and expenses incurred in the registration of the Agreement and all waivers, discharges, amendments and other documents in connection therewith (including the fees and expenses of legal advisers and any value added tax thereon); and

            (b) for all charges and expenses incurred by Lessor in contemplation of or in connection with the enforcement of or preservation of any rights under the Agreement (including the fees and expenses of legal advisers and any value added tax thereon).

      20.4  Stamp duties

            The Lessee will pay or procure the payment when due of all present and future registration fees, stamp duties, documentary taxes and other imposts in relation to the Agreement and keep Lessor indemnified against any failure or delay in paying the same.

      20.5  Accounts

            The accounts kept by Lessor will constitute prima fade evidence of the amounts owing to Lessor under this Agreement.

      20.6  Notices.

            (a) All notices under this Agreement will be given to the intended recipient at the address or facsimile number set out on the execution page of this Agreement (or such other address, or facsimile number as either party may specify to the other in writing from time to time).

            (b) Any communication from one party to the others under this Agreement will be effective:

                  (i)   if by letter, when delivered, and

                  (ii) if by facsimile, when full transmission has been separately confirmed by telephone by the transmitting party.

      20.7  Set-off

            Lessor may set off any matured obligation owed by the Lessee under this Agreement against any obligation (whether or not matured) owed by Lessor to the Lessee, regardless of the place of payment or currency. If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available in London for the purpose of the set-off. If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained or liquidated. Lessor will not be obliged to pay any amounts to the Lessee under this Agreement so long as any sums which are then due from the Lessee under this Agreement remain unpaid and any such amounts which would otherwise be due will fall due only if and when the Lessee paid all such sums except to the extent Lessor otherwise agrees or sets off such amounts against such payment pursuant to the foregoing.

      20.8  Currency indemnity

            The Lessee will indemnify Lessor against losses (including losses flowing from fluctuations in rates of exchange) to Lessor as a result of payment in any currency other than that payable or as a result of any order, proof or claim being expressed or payable under this Agreement in a different currency.

      20.9  Waiver, remedies cumulative.

            (a) No delay on the part of Lessee or Lessor in exercising any of its rights, powers or privileges under this Agreement will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right power or privilege.

            (b) The rights and remedies herein and therein provided are cumulative and not exclusive of any rights or remedies provided by law.

      20.10 Time of Essence

            The time stipulated in this Agreement for all payments payable by the Lessee (subject to any periods of grace in respect thereof pursuant to Clause 17 (Termination by Lessor)) and for the performance of the Lessee's other obligations under this Agreement will be of the essence of this Agreement.

      20.11 Indemnitee

            All rights expressed to be granted to each Indemnitee under this Agreement (other than Lessor) are given to Lessor on behalf of the Indemnitee.

      20.12 Severability of Provisions. If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability will not invalidate the remaining provisions hereof or affect the validity or enforceability of such provisions in any other jurisdiction.

      20.13 No Third Party Beneficiary. Except as expressly provided in Clause 9 with respect to Tax Indemnitees and Clause 16 with respect to Indemnitees, and except as expressly provided herein with respect to the Security Trustee, no person or entity (other than Lessor and Lessee and their respective successor and permitted assigns) shall have any right or interest in this Agreement

      20.14 Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

      20.15 Determination. The determination or expiry of this Agreement will not affect the right of Lessor or Lessee to recover damages for any antecedent breach of this Agreement or to recover any sum otherwise due to such party under the terms of this Agreement and will be without prejudice to any right or action of Lessor or Lessee.

      20.16 Governing law. This Agreement will be governed by and construed in accordance with the laws of England.

      20.17 Forum.

            (a) For the benefit of Lessor only, the Lessee irrevocably submits to the jurisdiction of the English courts and in relation to this Agreement irrevocably appoints Law Debenture Corporate Services Limited whose registered office is at Princes House, 95 Gresham Street, London, EC2V 7LY as its agent to accept service in relation to such English courts and agrees that service on such agent will be deemed due service for the purposes of proceedings in such courts without prejudice to any other mode of service.

            (b) Such submission to the English courts will be non-exclusive, except to the extent that such non-exclusivity prejudices such submission.

      20.18 Amendments. The Lease Agreement may only be amended by a written instrument executed by each of Lessee and Lessor.

AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first above written.

                              SCHEDULE 1 THE ENGINE

Engine Manufacturer: Rolls-Royce plc

Model: Tay 650-15 Dressed Spare Engine as defined in contract specification 3004-S Issue 1, as amended, including transportation stand.

Serial Number        [*       *]

                                   SCHEDULE 2A

               Form of Legal Opinion of Fullbright & Jaworski, LLP
                            Special Counsel to Lessee

                                                        _______, 199_

To: RRPF Engine Leasing Limited
    65 Buckingham Gate
    London
    SW1E 6AT
    England

               Lease of Rolls Royce Model Tay 650-15 Spare Engine
                   with Manufacturer's Serial Number [       ]

Gentlemen:

We have been requested by Midway Airlines Corporation, a Delaware corporation (the "Company"), to act as special counsel with respect to, and to render this opinion letter in connection with, the transactions contemplated by the Engine Lease Agreement dated as of ___________, 1997 (the "Lease Agreement") among RRPF Engine Leasing Limited ("Lessor") and the Company. Capitalized terms used herein and not otherwise defined herein have the respective meanings given those terms in the Lease Agreement.

In connection with this opinion letter we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the Lease Agreement. We have also examined and relied upon such other documents and such other corporate records, certificates and other statements and representations of governmental officials and corporate officers and other representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. The opinions expressed herein are subject to the following exceptions, assumptions, qualifications and limitations:

      (a) The opinions set forth below are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws or federal securities laws, including the Securities Act of 1933, as amended (the "Securities Act") and the Investment Company Act of 1940, as amended, (iii) any federal or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) except as expressly provided in paragraph 4 below, Subtitle VII of Title 49 of the United States Code (the "Aviation Act"), or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of an aircraft airframe or aircraft


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

            engine or to the particular nature of the equipment to be subject to the Lease Agreement.

      (b) The opinion set forth in paragraph 3 below is subject to (i) limitations on enforceability arising from applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance, fraudulent transfer, preferential transfer and similar laws relating to or affecting the rights and remedies of creditors or lessors generally and the effect of general principles of equity, including, without limitation, laches and estoppel as equitable defenses and concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought and (ii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In addition, certain remedial and procedural provisions of the Lease Agreement are or may be unenforceable in whole or in part but the inclusion of such provisions does not affect the validity thereof and does not, in our opinion, make the remedies provided therein, or otherwise available under applicable law, inadequate for the practical realization of the substantive benefits purported to be provided thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable laws, rules, regulations and by constitutional requirements. We express no opinion as to any provision contained in the Lease Agreement (a) providing for indemnification or exculpation of any Person for such Person's gross negligence, wilful misconduct recklessness or unlawful conduct or in respect of liabilities under the Securities Act (b) late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default or other specified event but only to the extent such provision is deemed to constitute a penalty or liquidated damages provision, (c) as such provision relates to the subject matter jurisdiction of federal courts or the waiver of inconvenient forum with respect to proceedings in federal courts, (d) that purports to establish (or may be construed to establish) evidentiary standards or (e) providing for the waiver of any statutory right or any broadly or vaguely stated rights or unknown future rights, or any waiver which is against public policy considerations. Under certain circumstances the requirement that the provisions of the Lease Agreement may be modified or waived only in writing or only in a specific instance and provisions to the effect that failure or delay in exercising any right, remedy, power and/or privilege will not impair or waive such right, remedy, power and/or privilege may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions. A court may modify or limit contractual agreements regarding attorneys' fees.

      (c) To the extent that our opinions expressed herein involve conclusions as to the matters set forth in the opinion dated the date hereof of Crowe & Dunlevy being delivered to you on the date hereof, we have assumed, without independent investigation, the correctness of the matters set forth in such opinion.

      (d) We have assumed the due authorization, and, except as to the Company, execution and delivery, of the Lease Agreement by each of the parties thereto, that Lessor has the power and authority to execute, deliver and perform the Lease Agreement and has obtained or made all necessary consents, approvals, filings and registrations in connection therewith (except any required under New York law by the Company), and that such execution, delivery and performance does not violate either of its charters, by-laws or similar instruments.

      (e) We have assumed that all signatures on documents examined by us are genuine, that all persons signing such documents have legal capacity, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

      (f) We express no opinion as to (i) any provision in the Lease Agreement that is contrary to Section 9-311, or Part 5 of Article 9, of the Uniform Commercial Code as in effect in the state of New York (the "UCC"), or (ii) whether or not the Lease constitutes a "security interest" within the meaning of Section 1-201(37) of the UCC.

      (g) We have not made any examination of, and express no opinion with respect to (and to the extent relevant have assumed the accuracy and sufficiency of), (i) descriptions of, the legal or beneficial ownership of, or the title or condition of title to, the Engine or any other property covered by the Lease Agreement, (ii) the existence, creation, validity or attachment of any security interest thereon, (iii) the perfection of any security interest thereon and
            (iv) the priority or enforcement of any security interest thereon.

      (h) In giving an opinion regarding the valid existence and good standing of the Company, we have relied solely upon certificates of public officials.

      (i) The opinions expressed herein are given as of the date hereof. We assume no obligation to advise you of any facts or circumstances that may come to our attention, or any changes in law that may occur after the date hereof, which may affect the opinion expressed herein.

      (j) With respect to this opinion given in paragraph 5 below, we have assumed that the Company is an "air carrier" as defined in the Aviation Act holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to the Aviation Act.

            Based on and subject to the foregoing, we are of the opinion that:

            1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

            2. The Company has all necessary corporate power to execute, deliver and perform its obligations under the Lease Agreement and the execution, delivery and performance by the Company of the Lease Agreement have been duly authorized by all necessary corporate action on the part of the Company. Neither the execution nor delivery of the Lease Agreement by the Company nor the consummation of the transactions contemplated thereby will result in any violation of (A) its Restated Certificate of Incorporation or By-laws or (B) subject to paragraph (a) above any law, governmental rule or regulation known to us to be applicable to, or binding on, the Company, or requires the approval of the stockholders of the Company.

            3. The Lease Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

            4. Except for (i) the filing and recordation in accordance with the Aviation Act as amended ("the Act") of the Lease Agreement and assuming that at the time of such filing no other unrecorded document relating to the Engine has been filed pursuant to the Aviation Act and (ii) the filing of Financing Statements referred to in Clause 3.1(b)(iii) of the Lease Agreement and the filing of periodic continuation statements with respect thereto, no approval, authorization or other action by or filing with any governmental authority is required for the execution and delivery by the Company of the Lease Agreement and for the consummation of the transactions contemplated thereby to occur on the Delivery Date.

            5. So long as the Company continues to be an "air carrier" as defined in the Aviation Act holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to the Aviation Act, upon consummation of the transactions contemplated by the Lease Agreement to occur on the Delivery Date, the Lessor, as lessor under the Lease, will be entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Engine in connection with any case commenced by or against the Company under Chapter 11 of Title 11 of the United States Code.

This opinion is being delivered pursuant to Clause 3.1(a)(xi) of the Lease Agreement. This opinion may be relied upon by you (and any permitted Transferee under Clause 20.1(a) of the Lease Agreement) in connection with the matters set forth herein and, without our prior written consent may not be relied upon for any other purpose and may not be furnished to any other Person for any purpose.

                                Very truly yours,

                          FULLBRIGHT & JAWORSKI L.L.P.


                          By:
                             ----------------------------

                                   SCHEDULE 2B

               Form of Legal Opinion of Lessee's Legal Department

                                                         _________, 199_

To Each of the Addressees Listed in
   Schedule I Attached hereto:

               Lease of Rolls Royce Model Tay 650-15 Spare Engine
                        with Manufacturer's Serial Number

Gentlemen:

This Opinion Letter is being delivered by Midway Airlines Corporation, a Delaware corporation ("Lessee"), by its General Counsel in his capacity as an officer of the Lessee in connection with the transactions contemplated by the Engine Lease Agreement dated as of __________, 199_ (the "Lease Agreement") among RRPF Engine Leasing Limited ("Lessor") and the Lessee. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given those terms in the Lease Agreement. This Opinion Letter is being furnished to you pursuant to Clause 3.1(a)(vi) of the Lease Agreement.

In giving the following Opinions, the undersigned has reviewed the Lease Agreement and has relied upon originals, or copies certified or otherwise identified to his satisfaction, of such records, documents, certificates and other instruments as in his judgment are necessary or appropriate to enable him to render the Opinions expressed below.

Based on the foregoing, and subject to the assumptions and limitations contained herein, the undersigned is of the opinion that:

      (_) Lessee is an "air carrier" within the meaning of the Federal Aviation Act operating under a "certificate of convenience and necessity" issued under Section 401 or 418 of such Act, is a "citizen of the United States" as such term is defined in Section 101(16) of such Act and holds all authority, necessary licenses and certificates under such Act and the rules and regulations promulgated thereunder necessary for the conduct of its business and to perform its obligations under the Lease Agreement.

      (_) The execution, delivery and performance by Lessee of the Lease Agreement do not to the undersigned's knowledge, breach or result in a default under any indenture, mortgage, deed of trust, credit agreement, conditional sale contract or other loan agreement to which Lessee is a party or by which Lessee or its property may be bound.

      (_) There are no pending or, to the best of the undersigned's knowledge, threatened actions, suits or proceedings before any court or administrative agency or arbitrator against or involving Lessee that question the validity of the Lease Agreement or that would have been required to have been disclosed in the Lessee's most recently filed Form 10-K Annual Report, if pending or threatened on the date of such filing, except such as are therein disclosed.

This Opinion Letter is furnished to you for the purposes indicated above, and may not be relied upon by any other Person or for any other purpose without our written consent. This opinion may be relied upon by you (and any permitted Transferee under Clause 20.1(a) of the Lease Agreement) in connection with the matters set forth herein and, without our prior written consent may not be relied upon for any other purpose and may not be furnished to any other Person for any purpose.

                                          Very truly yours,


                                          Midway Airlines Corporation Legal
                                          Department

                                   SCHEDULE I

RRPF Engine Leasing Limited
65 Buckingham Gate
London SW1E 6AT
England

                                   SCHEDULE 2C

             Form of Legal Opinion of Daugherty, Fowler & Peregrin,
                            Special Counsel to Lessee

                                                           __________, 199_

To Each of the Addressees Listed in
Schedule I Attached hereto:

                    Rolls-Royce Model Tay 650-15 Spare Engine
             with Manufacturer's Serial Number [        ] (the "Engine")

Ladies and Gentlemen:

This letter confirms that we filed for recordation with the Federal Aviation Administration (the "FAA") today at _____ P.M., C.D.T., the Engine Lease Agreement dated _____________, 199_ (the "Lease"), among RRPF Engine Leasing Limited ("Lessor") and [ ] ("Lessee"). Capitalized terms used herein without definition shall have the meanings set forth in the Lease.

Based upon our examination of the Lease and of such records of the FAA as we deemed necessary to render this opinion and as were made available to us by the FAA, it is our opinion that:

      (a) the Lease is in due form for recordation by and has been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of the Federal Aviation Act of 1958, as amended;

      (b) the Engine is free and clear of any liens, security interests or encumbrances of record with the FAA other than such as are created by the Lease; and

      (c) the rights of the Lessor and the Lessee under the Lease with respect to the Engine are perfected.

No opinion is herein expressed as to laws other than the federal laws of the United States. Since our examination was limited to records maintained by the FAA Aircraft Registry, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code and possessory artisans' liens. In rendering this opinion, we were subject to the accuracy of FAA personnel in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engine.

                                           Very truly yours,


                                           ---------------------------
                                           For the Firm

                                   SCHEDULE I

RRPF Engine Leasing Limited
65 Buckingham Gate
London SW1E 6AT
England

[           ]

                                   SCHEDULE 3

                             ACCEPTANCE CERTIFICATE

To: RRPF Engine Leasing Limited
    65 Buckingham Gate
    London SW1E 6AT

Reference is made to the Engine Lease Agreement dated [* *], 199[**] ("Lease") between RRPF Engine Leasing Limited and Midway Airlines Corporation ("Lessee") regarding one Rolls Royce Tay 650-15 Spare Engine as defined in contract specification 3004-S Issue I with Engine Manufacturer's Serial Number [* *] together with Transportation Stand ("Engine").

The Lessee hereby certifies that

1. On [* *], 199[**] at [* *][* *] time the Lessee accepted delivery of the Engine and that pursuant to the terms of the Lease the Lessee confirms that the Engine is and will henceforward be subject to all the terms and conditions contained in the Lease.

2. The Lessee confirms that having made an inspection of the Engine pursuant to Clause 5.2(a) of the Lease by its duly authorised technical experts, the Engine is on the date hereof in good working order and repair without defects or inherent vice in condition, design, operation or fitness for use and that it conforms to the Lessee's requirement.

3. The representations and warranties of the Lessee contained in the Lease are true and accurate in all material respects on and as of the date of this Certificate.

4. No Termination Event or Potential Termination Event (as defined in the Lease) has occurred and is continuing at the date of this Certificate or is likely to result from any circumstances of which we are unaware.

5. The Lessee confirms that the placard referred to in Clause 12.17 of the Lease has been affixed to the Engine.

6. The Lessee hereby confirms that all the parts listed in the contract specification referred to in Schedule 1 of the Lease were installed on the Engine at delivery.

SIGNED the      199[**]

For and on behalf of

MIDWAY AIRLINES CORPORATION

                                   SCHEDULE 4

                                  TERMS OF SALE

The terms and conditions applicable to a sale and purchase of the Engine pursuant to this Agreement are as follows:

1. Sale. Save as provided below, Lessor will sell (free and clear of all Lessor's Security Interests) to the Lessee and the Lessee will purchase from Lessor the Engine for the Purchase Price at such location as may be agreed, in an "as is where is" condition on the Term Date. On completion of the sale of the Engine Lessor shall sign and deliver to Lessee a bill of sale with warranty of title and Lessee shall sign and deliver to Lessor an acceptance certificate, in each case in a form reasonably acceptable to the parties.

2. Exclusion of Liability and Waiver. Lessee expressly agrees and acknowledges that Lessor has not made nor shall be deemed to make and there shall be hereby expressly excluded any representation or warranty or covenant or condition express or implied, as to the airworthiness, value, condition, design, quality, purpose, merchantability, durability, operation or fitness for use or operation of the Engine or any part or as to the eligibility or suitability for any particular use or operation or any other representation or warranty or covenant or condition of any kind whether similar to any of the foregoing or not express or implied, with respect to the Engine or any part, except that Lessor shall represent and Warrant that it has conveyed to Lessee good title to the Engine, free and clear of all Lessor's Security Interests.

      Delivery of the acceptance certificate to Lessor will be conclusive proof, as between Lessor and the Lessee, that the Engine is at that time in good working order and repair and without defect or inherent vice in condition, design, operation or fitness for use, whether or not discoverable by the Lessee as of the Term Date.

3. Waiver. The Lessee confirms that, as except as provided in paragraph 2 above, the waiver contained in Clause 6.2 of the Agreement shall survive the termination of the Agreement

4. Delivery. The sale of the Engine will not impose on Lessor any obligation to transport the Engine to the agreed delivery location.

5. Registration. Lessor shall at the Lessee's expense execute and deliver to Lessee such certificates, documents, and/or other items as may be necessary to fully record Lessee's ownership of the Engine and/or to release or terminate any interest of Lessor or any Indemnitee in the Engine.

                                   SCHEDULE 5

                                     [***]

                                   SCHEDULE 6

                                     [***]

                                   SIGNATORIES

SIGNED by                                          }
for and on behalf of RRPF ENGINE                   } /s/ [ILLEGIBLE]
LEASING LIMITED                                    }

Address: 65 Buckingham Gate
         London SW1E 6AT

Facsimile No: (071) 233 1915

Attention: the Secretary

SIGNED by                                          }
for and on behalf of MIDWAY AIRLINES CORPORATION   } /s/ JS Waller

Address: 300 W. Morgan Street Suite 1200, Durham, NC 27701

Facsimile No: 00 919 956 7568
Attention: Senior Vice President and General Counsel

JONATHAN S. WALLER
SENIOR VICE PRESIDENT
GENERAL COUNSEL


                                       71